NORTH SECOND MORTGAGE NOTE

$4,000,000.00   St. Louis, Missouri

August 31, 1995


   FOR VALUE RECEIVED, THE UNDERSIGNED EDJ LEASING CO., L.P., a Missouri limited partnership (the "Maker") promises to pay to the order of NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation, its successors and assigns (the "Holder") the principal sum of Four Million and 00/100 Dollars ($4,000,000.00), together with interest on the principal balance of this North Second Mortgage Note (the "Note"), from time to time remaining unpaid, from the date of disbursement by Holder hereof at the applicable interest rate hereinafter set forth, together with all other sums due hereunder or under the terms of the North Second Mortgage (as hereinafter defined) in lawful money of the United States of America which shall be legal tender in payment of all debts at the time of such payment. Both principal and interest and all other sums due hereunder shall be payable at the office of Holder at One Nationwide Plaza, Columbus, Ohio 43216, Attention: Real Estate Investment Department, or at such other place either within or without the State of Ohio, as Holder hereof may from time to time designate. Said principal and interest shall be paid over a term, at the times, and in the manner set forth below, to wit:

Payment Provision:

   (i) Interest accrued on the unpaid principal balance of this Note, from the date of disbursement hereof at the rate of seven and fifty-nine one hundredths percent (7.59%) per annum, shall be due and payable on September 5, 1995.

   (ii) Thereafter, installments of principal and interest on the unpaid principal balance of this Note at the rate of seven and fifty-nine one hundredths percent (7.59%) per annum shall be due and payable in thirty-six (36) consecutive monthly installments commencing on October 5, 1995, and continuing on the 5th day of each calendar month thereafter, with each such installment to be in the sum of Fifty-Seven Thousand Twenty-Five and 88/100 Dollars ($57,025.88).

   (iii) On or about May 5, 1998, Holder shall notify Maker in writing of the interest rate which is Holder's current prevailing interest rate for loans with a term of three (3) years being originated by Holder on properties comparable to the North Property (as hereinafter defined). Such new interest rate shall hereinafter be referred to as the "Modified Rate."

   (iv) Maker shall have thirty (30) days from the date of receipt of such notification from Holder to accept or reject
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the Modified Rate.  If Maker shall fail to notify Holder of the acceptance or rejection of the Modified Rate within such thirty (30) day period such failure by Maker shall be deemed to be an acceptance of the Modified Rate. If the Modified Rate is rejected by Maker, the entire unpaid principal balance, all accrued and unpaid interest thereon, and any other amounts payable hereunder or under the other Loan Documents (as hereinafter defined) shall be due and payable in full, at par, on or before September 5, 1998.

   (v) If Maker accepts the Modified Rate in order to extend the term of this Note an additional thirty-six (36) months, the Modified Rate shall become effective on September 5, 1998 (the "Modified Rate Effective Date") and monthly installments of principal and interest, based on a fifty-seven (57) month amortization schedule, at the Modified Rate, shall then be due and payable in an amount to be determined.

   (vi) Installments of principal and interest at the Modified Rate in the amount thus calculated shall be due and payable in thirty-six (36) consecutive monthly installments commencing on October 5, 1998, and continuing on the 5th day of each calendar month thereafter, to and including the monthly installment of principal and interest due and payable September 5, 2001.

   (vii) On or about May 5, 2001, Holder shall notify Maker in writing of the interest rate which is Holder's current prevailing interest rate for loans with a term of two (2) years being originated by Holder on properties comparable to the North Property (as hereinafter defined). Such new interest rate shall hereinafter be referred to as the "Second Modified Rate."

   (viii) Maker shall have thirty (30) days from the date of receipt of such notification from Holder to accept or reject the Second Modified Rate. If Maker shall fail to notify Holder of the acceptance or rejection of the Second Modified Rate within such thirty (30) day period such failure by Maker shall be deemed to be an acceptance of the Second Modified Rate. If the Second Modified Rate is rejected by Maker, the entire unpaid principal balance, all accrued and unpaid interest thereon, and any other amounts payable hereunder or under the other Loan Documents (as hereinafter defined) shall be due and payable in full, at par, on or before September 5, 2001.

   (ix) If Maker accepts the Second Modified Rate in order to extend the term of this Note to June 5, 2003, the Second Modified Rate shall become effective on September 5, 2001 (the "Second Modified Rate Effective Date") and monthly installments of principal and interest, based on a twenty-one month amortization schedule, at the Second Modified Rate, shall then be due and payable in an amount to be determined.


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    (x)  Installments of principal and interest at the Second
Modified Rate in the amount thus calculated shall be due and payable in twenty-one (21) consecutive monthly installments commencing on October 5, 2001, and continuing on the 5th day of each calendar month thereafter, to and including the monthly installment of principal and interest due and payable June 5, 2003.
Maturity:

   The unpaid principal balance of this Note and all accrued unpaid interest thereon, if not sooner paid, shall be due and payable in full on June 5, 2003 (the "Maturity Date").

Application of Payments:

   All payments shall be applied first to the payment of accrued unpaid interest on this Note and the balance, if any, shall be applied to the reduction of the outstanding principal balance of this Note. Interest due hereunder shall be calculated on the basis of a 360-day year composed of twelve 30-day months; provided however in no event shall such calculation cause the interest payable under the terms of this Note to exceed the maximum rate of interest permitted under applicable law.

Late Payment Charge:

   The Holder of this Note may collect a late payment charge, prior to the acceleration of this Note, in an amount equal to five percent (5%) of the aggregate monthly installment which is not paid on the due date, for the purpose of covering the extra expenses involved in handling delinquent installments. Any full payment of principal and/or interest which is correctly addressed, bears adequate first class postage and is postmarked by the United States Postal Service on or before the due date shall not be considered delinquent and a late payment charge shall not be assessed.

Prepayment:

   (A) Except as herein provided, Maker shall not have the right to prepay all or any part of the obligation evidenced by this Note at any time. Maker shall have the right to prepay, in full but not in part, the obligation evidenced by this Note upon giving (i) not less than thirty (30) days' prior written notice to Holder of Maker's intention to so prepay this Note, and (ii) payment to Holder of the Prepayment Premium (as hereinafter defined), if any, then due to Holder as hereinafter provided. As used herein, the term "Prepayment Premium" shall mean an amount equal to the sum of (a) the present value of the scheduled monthly payments on this Note from the date of prepayment to the Maturity Date and (b) the present value of the amount of principal and interest of this Note due on the Maturity Date (assuming all scheduled monthly payments due prior to the Maturity Date were made when due), minus (c) the outstanding principal balance of this Note as of
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the date of prepayment.  The present values described in (a)
and (b) shall be computed on a monthly basis as of the date of prepayment discounted at the yield-to-maturity plus fifty (50) basis points of the U.S. Treasury Note or Bond closest in maturity to the Maturity Date of this Note as reported in the Wall Street Journal (or, if the Wall Street Journal is no longer published, as reported in such other daily financial publication of national circulation which shall be designated by Holder) on the fifth (5th) business day preceding the date of prepayment, expressed as a decimal equivalent. Maker shall be obligated to prepay this Note on the date set forth in the notice to Holder required hereinabove, after such notice has been delivered to Holder. Notwithstanding the foregoing or any other provision herein to the contrary, if Holder elects to apply insurance proceeds, condemnation awards, or any escrowed amounts, if applicable, to the reduction of the principal balance of this Note in the manner provided in the North Second Mortgage (as hereinafter defined), no Prepayment Premium shall be due or payable as a result of such application and the monthly installments due and payable hereunder shall be reduced accordingly.

   (B) In the event the Maturity Date of the indebtedness evidenced by this Note is accelerated by Holder hereof at any time due to a default, continuing beyond the expiration of any applicable cure periods, by Maker in the terms, covenants or conditions contained in this Note, the North Second Mortgage or any of the other Loan Documents (as hereinafter defined), then a tender of payment in an amount necessary to satisfy the entire outstanding principal balance and all accrued unpaid interest on this Note made by Maker, or by anyone on behalf of Maker, at any time prior to, at, or as a result of, a foreclosure sale or sale pursuant to power of sale, shall constitute a voluntary prepayment hereunder prior to the contracted Maturity Date of this Note thus requiring the payment to Holder of a Prepayment Premium equal to the applicable Prepayment Premium as set forth in paragraph (A) above; provided, however, that in the event such Prepayment Premium is construed to be interest under the laws of the State of Missouri in any circumstance, such payment shall not be required to the extent that the amount thereof, together with other interest payable hereunder, exceeds the maximum rate of interest that may be lawfully charged under applicable law.

   (C) Maker shall have the right, from time to time, to obtain releases of portions of the North Property from the lien of the North Second Mortgage and to partially prepay the obligation evidenced by this Note on the following terms and conditions: (i) Maker shall give not less than thirty (30) days' prior written notice to Holder of Maker's request for a release and Maker's intention to partially prepay this Note, such notice to contain a complete legal description and street address of the portion of the North Property proposed to be released, a calculation of the Release Price for the portion of the North Property proposed to be released, a calculation
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of the remaining principal balance of the Note following the proposed release and partial prepayment, and a calculation of the Minimum Principal Balance of the Note following the proposed release and partial prepayment; (ii) Maker shall pay to Holder the Release Price for the portion of the North Property to be released; (iii) Maker shall pay to Holder a prepayment premium equal to the Prepayment Premium (calculated in accordance with (A) above) times the Applicable Percentage for the portion of the North Property to be released; and (iv) no default or Event of Default shall have occurred (and be continuing upon the expiration of any applicable cure period, if any, expressly provided therein) hereunder, under the North Second Mortgage, or under any other document securing this Note or executed in connection herewith. Maker shall be obligated to partially prepay this Note on the date set forth in the notice to Holder required hereinabove, after such notice has been delivered to Holder.

   The term "Release Price" shall mean the Applicable
Percentage for the portion of the North Property to be released times the Amortized Principal Balance on the date of any partial prepayment and release.

   The term "Amortized Principal Balance" shall mean an amount equal to Four Million and 00/100 Dollars ($4,000,000.00) less the principal portion of all regular monthly payments due hereunder and actually made on or prior to the date of any partial prepayment and release.

   The term "Applicable Percentage" for each portion of the North Property is as follows:

      STREET ADDRESS                APPLICABLE PERCENTAGE

 100 Progress Parkway                        22.66%
 115 Progress Parkway and
      20 American Industrial Drive            5.47%
 120 Progress Parkway                         3.40%
 135 Progress Parkway                         2.74%
 141 Progress Parkway                         3.75%
 158 Progress Parkway                         5.36%
 201 Progress Parkway                        24.79%
 5 American Industrial Drive                 11.60%
 9 American Industrial Drive                  2.79%
 75 Worthington Access Drive and
      44 Kimler Drive                         9.01%
 41 Kimler Drive                              4.76%
 145 Weldon Parkway                           3.67%

    (D) Notwithstanding anything contained herein to the contrary, during the one hundred and twenty day period immediately preceding September 5, 1998, and September 5, 2001, the entire outstanding principal balance and all accrued unpaid interest on this Note may be prepaid in whole, but not in part, without incurring a Prepayment Premium.

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   (E)  Notwithstanding anything contained herein to the
contrary, during the ninety (90) day period immediately preceding the Maturity Date, the entire outstanding principal balance and all accrued unpaid interest on this Note may be prepaid in whole, but not in part, without incurring a Prepayment Premium.

   (F) Notwithstanding anything herein to the contrary, Maker shall not have the right to obtain releases of the portions of the North Property described below prior to September 5, 1998:
                       100 Progress Parkway
                       201 Progress Parkway
                    5 American Industrial Drive

Additional Conditions:

   This Note is secured by a Second Deed of Trust and Security Agreement containing provisions for future advances and future obligations governed by Section 443.055 R.S.Mo. (as amended) and which is a lien on the property therein described executed of even date herewith (hereinafter referred to as the "North Second Mortgage") and by a Second Assignment of Leases, Rents and Profits (hereinafter referred to as the "North Second Assignment") of even date herewith each encumbering certain real property located in St. Louis County, Missouri and other property as more particularly described on Exhibit A, attached hereto and incorporated herein (hereinafter collectively referred to as the "North Property"). This Note is also secured by a Deed of Trust and Security Agreement containing provisions for future advances and future obligations governed by Section 443.055 R.S.Mo. (as amended) and which is a lien on the property therein described executed on April 6, 1994, and recorded at Book 10155 at Page 2432 in the Recorder's Office of St. Louis County, Missouri, and amended by North Loan Modification Agreement executed of even date herewith (hereinafter referred to as the "North First Mortgage") and by an Assignment of Leases, Rents and Profits executed on April 6, 1994, and recorded at Book 10155 at Page 2478 in the Recorder's Office of St. Louis County, Missouri, and amended by North Loan Modification Agreement executed of even date herewith (hereinafter referred to as the "North First Assignment") each encumbering the North Property. Until September 5, 1998, this Note is also secured by a Second Deed of Trust and Security Agreement containing provisions for future advances and future obligations governed by Section
443.055 R.S.Mo. (as amended) and which is a lien on the property therein described executed of even date herewith (hereinafter referred to as the "South Second Mortgage") and by a Second Assignment of Leases, Rents and Profits (hereinafter referred to as the "South Second Assignment") of even date herewith each encumbering certain real property located in St. Louis County, Missouri and other property as more particularly described on Exhibit B, attached hereto and incorporated herein (hereinafter collectively referred to as the "South Property"). Until September 5, 1998, this Note is also secured by a Deed of Trust and Security Agreement
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containing provisions for future advances and future
obligations governed by Section 443.055 R.S.Mo. (as amended) and which is a lien on the property therein described executed on March 9, 1993, and recorded at Book 9634 at Page 2171 in the Recorder's Office of St. Louis County, Missouri, and amended by Amendment to Deed of Trust executed as of March 9, 1994, and recorded at Book 10122 at Page 2388 in the Recorder's Office of St. Louis County, Missouri, and further amended by South Loan Modification Agreement executed of even date herewith (hereinafter collectively referred to as the "South First Mortgage") and by an Assignment of Leases, Rents and Profits executed on March 9, 1994, and recorded at Book 10122 at Page 2398 in the Recorder's Office of St. Louis County, Missouri, and amended by South Loan Modification Agreement executed of even date herewith (hereinafter referred to as the "South First Assignment") each encumbering the South Property. The North First Mortgage and the North First Assignment and the North Second Mortgage and the North Second Assignment, and for and only during the period of time commencing with the date hereof and continuing up to and including September 5, 1998, the South First Mortgage and the South First Assignment and the South Second Mortgage and the South Second Assignment, are hereinafter collectively referred to as the "Security Documents." The Security Documents contain terms and provisions which provide grounds for acceleration of the indebtedness evidenced by this Note together with additional remedies in the event of default hereunder or thereunder. Failure on the part of Holder hereof to exercise any right granted herein or in the aforesaid Security Documents shall not constitute a waiver of such right or preclude the subsequent exercise and enforcement thereof. This Note, the Security Documents and all other documents and instruments executed as further evidence of, as additional security for, or executed in connection with the indebtedness evidenced by this Note are hereinafter collectively referred to as the "Loan Documents." Notwithstanding any provision to the contrary contained in this Note, from and after September 5, 1998, the term "Loan Documents" as defined in this Note shall not include the South Note, the South First Note (as such terms are defined in the North Second Mortgage) or any other documents or instruments executed as evidence of or as security for the repayment of the indebtedness represented by the South Note or the South First Note, or both (the "South Loan Documents") and, from and after September 5, 1998, any default by Maker under any one or more of the South Loan Documents shall not constitute a default under this Note.

   Except as herein otherwise provided, all parties to this Note, including endorsers, sureties and guarantors, hereby jointly and severally waive presentment for payment, demand, protest, notice of protest, notice of demand and of nonpayment or dishonor and of protest, and any and all other notices and demands whatsoever, and agree to remain bound hereby until the principal and interest of this Note are paid in full, notwithstanding any extensions of time for payment which may be granted by Holder, even though the period of extension be
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indefinite, and notwithstanding any inaction by, or failure to assert any legal rights available to the Holder of this Note.

   If the obligations evidenced by this Note, or any part thereof, are placed in the hands of an attorney for collection, whether by suit or otherwise, at any time, or from time to time, Maker shall be liable to Holder, in each instance, for all costs and expenses incurred in connection therewith, including, without limitation, Reasonable
Attorneys' Fees (as hereinafter defined).




Default:

   If default shall be made in the payment of principal and/or interest as stipulated above (and it is hereby understood that if such payment is postmarked by the United States Postal Service on or before the due date for such payment, is correctly addressed and bears adequate first class postage, Maker shall not be considered to have defaulted in making such payment) or in the payment of any other sums due hereunder or under any of the other Loan Documents, or should any default be made in the performance of any of the terms, covenants and conditions contained herein or in any of the other Loan Documents, then in any or all of such events, at the option of Holder, the entire outstanding principal balance of this Note, together with all accrued unpaid interest thereon and all other sums advanced by Holder on behalf of Maker shall become and be immediately due and payable then or thereafter as Holder may elect, regardless of the Maturity Date hereof. All such amounts shall bear interest after maturity, by acceleration or otherwise, at the lesser of either (i) the highest rate of interest then allowed by the laws of the State of Missouri or, if controlling, the laws of the United States, or (ii) the then applicable interest rate of this Note plus five hundred (500) basis points.

   During the existence of any default, Holder may apply any sums received, including but not limited to, insurance proceeds or condemnation awards, to any amount then due and owing hereunder or under the terms of any of the other Loan Documents as Holder may determine. Neither the right nor the exercise of the right herein granted unto Holder to apply such proceeds as aforesaid shall preclude Holder from exercising its option to cause the entire indebtedness evidenced by this Note to become immediately due and payable by reason of Maker's default under the terms of this Note or any of the other Loan Documents.

   Notwithstanding any provisions herein to the contrary, Holder's right, power and privilege to accelerate the maturity of the indebtedness evidenced hereby shall be conditioned upon, with respect to any Non-Monetary Default (as hereinafter defined), Holder giving Maker written notice of such Non-
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Monetary Default and a thirty (30) day period after the date of such notice within which to cure such Non-Monetary Default, unless such Non-Monetary Default cannot reasonably be cured within said thirty (30) day period, in which event Maker shall have an extended period of time to complete cure, provided that action to cure such Non-Monetary Default is commenced within said thirty (30) day period and Maker is not substantially diminishing or impairing the value of the North Property, and is diligently pursuing a cure to completion.
Any notice required hereunder shall be given as provided in the North Second Mortgage. Holder shall have no obligation to give Maker notice of, or any period to cure any Monetary Default (as hereinafter defined) or any Incurable Default (as hereinafter defined) prior to exercising its right, power and privilege to accelerate the maturity of the indebtedness evidenced hereby and to declare the same to be immediately due and payable and exercise all other rights and remedies herein granted or otherwise available to Holder at law or in equity. As used herein, the term "Monetary Default" shall mean any default which can be cured by the payment of money including, but not limited to, the payment of principal and interest due under this Note and the payment of taxes, assessments and insurance premiums when due as provided in the North Second Mortgage. As used herein, the term "Non-Monetary Default" shall mean any default which is not a Monetary Default or an Incurable Default. As used herein, the term "Incurable Default" shall mean (i) any voluntary or involuntary sale, assignment, mortgaging or transfer in violation of the covenants of the North Second Mortgage; or (ii) if Maker, or any person or entity comprising Maker, should make an assignment for the benefit of creditors, become insolvent, or file a petition in bankruptcy (including but not limited to, a petition seeking a rearrangement or reorganization).

Savings Clause; Severability:

   Notwithstanding any provisions herein or in the North Second Mortgage to the contrary, the total liability for payments in the nature of interest including but not limited to Prepayment Premiums, default interest and late fees shall not exceed the limits imposed by the laws of the State of Missouri or the United States of America relating to maximum allowable charges of interest. Holder shall not be entitled to receive, collect or apply, as interest on the indebtedness evidenced hereby, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event Holder ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be applied to reduce the unpaid principal balance of the indebtedness evidenced by this Note. If the unpaid principal balance of such indebtedness is paid in full, any remaining excess shall be forthwith paid to Maker.

   If any clauses or provisions herein contained operate or would prospectively operate to invalidate this Note, then such
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clauses or provisions only shall be held for naught, as though not herein contained and the remainder of this Note shall remain operative and in full force and effect.

Exculpation:

   The liability of Maker and the general partner of Maker, LHC, Inc., and any other current or future general partner of Maker ("General Partner") with respect to the payment of principal and interest hereunder shall be "non-recourse" and, accordingly, Holder's source of satisfaction of said indebtedness and Maker's other obligations hereunder and under the other Loan Documents shall be limited to the North Property and, for and only during the period of time commencing with the date hereof and continuing up to and including September 5, 1998, the South Property, and Holder's receipt of the rents, issues, and profits from the North Property and until September 5, 1998, the South Property and Holder shall not seek to procure payment out of any other assets of Maker, or any person or entity comprising Maker, or to seek judgment for any sums which are or may be payable under this Note or under any of the other Loan Documents, as well as any claim or judgment (except as hereafter provided) for any deficiency remaining after foreclosure of the Security Documents. Notwithstanding the above, nothing herein contained shall be deemed to be a release or impairment of the indebtedness evidenced by this Note or the security therefor intended by the other Loan Documents or be deemed to preclude Holder from exercising its rights to foreclose any of the Security Documents or to enforce any of its other rights or remedies under the Loan Documents.

   Notwithstanding the foregoing, it is expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to Maker's and General Partner's continued personal liability for all sums due to:

   (1) fraud or misrepresentation made in or in connection with this Note or any of the other Loan Documents;

   (2) failure to pay taxes or assessments prior to delinquency, or to pay charges for labor, materials or other charges which can create liens on any portion of the North
Property;

   (3) the misapplication of (i) proceeds of insurance covering any portion of the North Property; or (ii) proceeds of the sale or condemnation of any portion of the North Property; or (iii) rentals received by or on behalf of Maker subsequent to the date on which Holder makes written demand therefor pursuant to any Loan Document;

   (4) causing or permitting waste to occur in, on or about the North Property and failure to maintain the North Property, excepting ordinary wear and tear;

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   (5)  the return to Holder of all unearned advance rentals
and security deposits paid by tenants of the North Property and not refunded to or forfeited by such tenants;

   (6) the return to Holder of any and all fees paid to Maker by tenants of the Property which fees permit tenants to terminate their leases;

   (7) loss by fire or casualty to the extent not compensated by insurance proceeds collected by Holder;

   (8) the return of, or reimbursement for, all Fixtures and Personal Property (as defined in the North Second Mortgage) owned by Maker taken from the North Property by or on behalf of Maker, out of the ordinary course of business, and not replaced by items of equal or greater value than the original value of the Fixtures and Personal Property so removed;

   (9) all court costs and Reasonable Attorneys' Fees (as hereinafter defined) actually incurred which are provided for in this Note or in any other Loan Documents;

   (10) (i) the removal of any chemical, material or substance, in excess of legal limits to which exposure is prohibited, limited, or regulated by any Federal, State, County, Regional or Local Authority which may or could pose a hazard to the health and safety of the occupants of the North Property, regardless of the source of origination; (ii) the restoration of the North Property to comply with all governmental regulations pertaining to hazardous waste found in, on or under the North Property, regardless of the source of origination; and (iii) any indemnity or other agreement to hold the Holder harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses of any and every kind arising under paragraph 3 of the North Second Mortgage and/or the Indemnity Agreement of even date herewith executed by Maker and General Partner. Maker shall not be liable hereunder if the North Property becomes contaminated subsequent to Holder's acquisition of the North Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership which was approved or authorized by Holder pursuant to the North Second Mortgage, provided that such transferee assumes in writing all obligations pertaining to Hazardous Materials (as defined in the North Second Mortgage) pursuant to the Loan Documents. Liability under this subparagraph shall extend beyond repayment of this Note and compliance with the terms of the North Second Mortgage and, if not terminated pursuant to the foregoing, beyond Holder's acquisition of the North Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership which was approved or authorized by Holder pursuant to the North Second Mortgage unless at such time Maker provides Holder with an environmental assessment report acceptable to Holder showing the North Property to be free of Hazardous Materials and not in violation of Hazardous Waste Laws (as defined in the North
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Second Mortgage).  The burden of proof under this subparagraph with regard to establishing the date upon which such chemical, material or substance was placed or appeared in, on or under the North Property shall be upon Maker.

   (11) (i) any and all costs incurred in order to cause the North Property to comply with the Accessibility Laws (as defined in the North Second Mortgage) and (ii) any indemnity or other agreement to hold Holder harmless from and against any and all losses, liabilities, damages, injuries, costs or expenses of any kind arising under Paragraph 3 of the North Second Mortgage regarding accessibility for the disabled or handicapped, or under the separate Indemnity Agreement executed by Maker and General Partner. Maker shall not be liable hereunder for compliance with any Accessibility Laws that first become effective, or for any violation of any Accessibility Laws resulting from alterations or improvements to the North Property that are performed subsequent to Holder's acquisition of the North Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership which was approved or authorized by Holder pursuant to the North Second Mortgage, provided that such transferee assumes in writing all obligations pertaining to Accessibility Laws pursuant to the Loan Documents;

   The obligations of Maker in subparagraphs (1) through (11), except as specifically provided in subparagraphs (10( and (11), shall survive the repayment and satisfaction of this Note.

   As used herein, the phrase "Reasonable Attorneys' Fees" shall mean fees charged by attorneys selected by Holder based upon such attorneys' then prevailing hourly rates as opposed to any statutory presumption specified by any statute then in effect in the State of Missouri.

   THE PROVISIONS of this Note shall be governed by and construed in accordance with the laws of the State of Missouri and if controlling, by the laws of the United States and shall be binding upon Maker, its heirs, personal representatives, successors and assigns and shall inure to the benefit of Holder.

   IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first above written.

                          EDJ LEASING CO., L.P., a Missouri

                          By: LHC, Inc.




 By:_________________________________
                                      Steven Novik,
Treasurer
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              SECOND DEED OF TRUST AND SECURITY AGREEMENT
             (With Future Advances and Future Obligations
                 Governed by Section 443.055 R.S.Mo.)

   THIS SECOND DEED OF TRUST AND SECURITY AGREEMENT (hereinafter referred to as the "Mortgage") is made and executed as of the __ day of August, 1995, by and among EDJ LEASING CO., L.P., a Missouri limited partnership having its principal address at 201 Progress Parkway, Maryland Heights, Missouri 63043, Attention: Steven Novik (hereinafter referred to as "Mortgagor"), and Robert C. Graham III of the County of St. Louis, Missouri hereinafter referred to as "Trustee"), and NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation, its successors and assigns, having its principal office at One Nationwide Plaza, Columbus, Ohio 43216, Attention: Real Estate Investments, or at such other place either within or without the State of Ohio, as it may from time to time designate (hereinafter referred to as "Mortgagee");

                          W I T N E S S E T H:

   WHEREAS, Mortgagor is justly indebted to Mortgagee in the principal sum of Four Million and 00/100 Dollars ($4,000,000.00) with interest thereon, which indebtedness is evidenced and represented by a certain North Second Mortgage Note dated of even date herewith, in the sum of Four Million and 00/100 Dollars ($4,000,000.00) payable to Nationwide Life Insurance Company (said North Second Mortgage Note being hereinafter referred to as the "Note"), which Note shall be due and payable on June 5, 2003, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part; and

   WHEREAS, Mortgagor is justly indebted to Mortgagee in the principal sum of Eleven Million and 00/100 Dollars ($11,000,000.00) with interest thereon, which indebtedness is evidenced and represented by a certain South Second Mortgage Note dated of even date herewith, in the sum of Eleven Million and 00/100 Dollars ($11,000,000.00) payable to Nationwide Life Insurance Company (said South Second Mortgage Note being hereinafter referred to as the "South Note"), which Note shall be due and payable on April 5, 2008, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part; and

   WHEREAS, Mortgagor is justly indebted to Mortgagee in the original principal sum of Twenty-One Million Seven Hundred Fifty-Nine Thousand Eighty-One and 29/100 Dollars ($21,759,081.29) with interest thereon, which indebtedness is evidenced and represented by a certain Mortgage Note dated April 6, 1994, in the sum of Twenty-One Million Seven Hundred Fifty-Nine Thousand Eighty-One and 29/100 Dollars ($21,759,081.29) payable to Nationwide Life Insurance Company which Mortgage Note was amended by Note Modification Agreement dated November 8, 1994 (said Mortgage Note and such Note V:\106\10670\EDNO2.NTE





Modification Agreement being hereinafter collectively referred to as the "North First Note"), which North First Note is due and payable on June 5, 2003, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part; and
   WHEREAS, Mortgagor is justly indebted to Mortgagee in the original principal sum of Fourteen Million Nine Hundred Thousand and 00/100 Dollars ($14,900,000.00) with interest thereon, which indebtedness is evidenced and represented by a certain Mortgage Note dated March 9, 1994, in the sum of Fourteen Million Nine Hundred Thousand and 00/100 Dollars ($14,900,000.00) payable to Nationwide Life Insurance Company (said Mortgage Note being hereinafter referred to as the "South First Note"), which South First Note is due and payable on April 5, 2008, and all other notes given in substitution therefor or in modification, increase, renewal or extension thereof, in whole or in part; and

   WHEREAS, Mortgagee, as a condition precedent to the extension of credit and the making of the loan evidenced by the Note and the South Note, has required that Mortgagor provide Mortgagee with security for the repayment of the indebtedness evidenced by the Note and, for and only during the period of time commencing with the date hereof and continuing up to and including September 5, 1998, the South Note and additional security for the North First Note and, for and only during the period of time commencing with the date hereof and continuing up to and including September 5, 1998, the South First Note as well as for the performance, observance and discharge by Mortgagor of various covenants, conditions and agreements made by Mortgagor to, with, in favor of and for the benefit of Mortgagee with respect to said indebtedness and such security;

   NOW THEREFORE, in consideration of and in order to secure the repayment of the indebtedness evidenced and represented by the Note and the North First Note, together with interest on such indebtedness, as well as the payment of all other sums of money secured hereby, as hereinafter provided; and, for and only during the period of time commencing with the date hereof and continuing up to and including September 5, 1998, to secure the repayment of the indebtedness evidenced and represented by the South Note and the South First Note, together with interest on such indebtedness; and to secure the observance, performance and discharge by Mortgagor of all covenants, conditions and agreements set forth in the Note, the North First Note, this Mortgage and in all other documents and instruments executed and delivered by Mortgagor to and in favor of Mortgagee for the purpose of further securing the repayment of the indebtedness evidenced and represented by the Note and the North First Note; and, for and only during the period of time commencing with the date hereof and continuing up to and including September 5, 1998, to secure the observance, performance and discharge by Mortgagor of all covenants, conditions and agreements set forth in the South Note, the South First Note, and in all other documents and V:\106\10670\EDNO2.NTE





instruments executed and delivered by Mortgagor to and in favor of Mortgagee for the purpose of securing the repayment of the indebtedness evidenced and represented by the South Note and the South First Note; and in order to charge the properties, interests and rights hereinafter described with such payment, observance, performance and discharge; and in consideration of the sum of One Dollar paid by Trustee to Mortgagor and the trust hereinafter mentioned and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Mortgagor does hereby Grant, Bargain and Sell, Convey and Confirm, and alien, remise, release, assign, transfer, pledge, deliver, set over, hypothecate, and warrant unto Trustee forever, all of Mortgagor's right, title and interest in and to the following described properties, rights and interests and all replacements of, substitutions for, and additions thereto (all of which are hereinafter together referred to as the "Property"), to wit:

   ALL THAT certain piece, parcel or tract of land or real property of which Mortgagor is now seized and in actual or constructive possession, situate in St. Louis County, Missouri, more particularly described on Exhibit A attached hereto and by this reference made a part hereof (hereinafter referred to as the "Real Property");

   TOGETHER WITH all buildings, structures and other improvements of any kind, nature or description now or hereafter erected, constructed, placed or located upon said Real Property (which buildings, structures and other improvements are hereinafter sometimes together referred to as the "Improvements"), including, without limitation, any and all additions to, substitutions for or replacements of such Improvements;

   TOGETHER WITH all minerals, royalties, gas rights, water, water rights, water stock, flowers, shrubs, lawn plants, crops, trees, timber and other emblements now or hereafter located on, under or above all or any part of the Real Property;

   TOGETHER WITH all and singular, the tenements, hereditaments, strips and gores, rights-of-way, easements, privileges and other appurtenances now or hereafter belonging or in any way appertaining to the Real Property, including, without limitation, all right, title and interest of the Mortgagor in any after-acquired right, title, interest, remainder or reversion, in and to the beds of any ways, streets, avenues, roads, alleys, passages and public places, open or proposed, in front of, running through, adjoining or adjacent to said Real Property (hereinafter sometimes together referred to as "Appurtenances");

   TOGETHER WITH any and all leases, contracts, rents, royalties, issues, revenues, profits, proceeds, income and other benefits, including accounts receivable, of, accruing to V:\106\10670\EDNO2.NTE





or derived from said Real Property, Improvements and Appurtenances and any business or enterprise presently situated or hereafter operated thereon and therewith;

   TOGETHER WITH any and all awards or payments, including interest thereon, and the right to receive the same, as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, or (c) any other injury to, taking of, or decrease in the value of, the Property, to the extent of all amounts which may be secured by this Mortgage at the date of any such award or payment including but not limited to the Reasonable Attorneys' Fees (as hereinafter defined), costs and disbursements incurred by the Mortgagee in connection with the collection of such award or payment.

   AS WELL AS all of the right, title and interest of Mortgagor in and to all fixtures, goods, inventory, chattels, construction supplies and materials, fittings, furniture, furnishings, equipment, machinery, apparatus, appliances, and other items of personal property, whether tangible or intangible, of any kind, nature or description, whether now owned or hereafter acquired by Mortgagor, including, without limitation, all signs and displays, all heating, air conditioning, water, gas, lighting, incinerating and power equipment; all engines, compressors, pipes, pumps, tanks, motors, conduits, wiring, and switchboards; all plumbing, lifting, cleaning, fire prevention, fire extinguishing, sprinkling, refrigerating, ventilating, waste removal and communications equipment and apparatus; all boilers, furnaces, oil burners, vacuum cleaning systems, elevators, and escalators; all stoves, ovens, ranges, disposal units, dishwashers, water heaters, exhaust systems, refrigerators, cabinets and partitions; all rugs, attached floor coverings, curtains, rods, draperies, and carpets; all building materials, tools, shades, awnings, blinds, screens, storm doors and windows; and all other general intangibles, contract rights, accounts receivable, chattel paper, documents and business records, of every kind, including, without limitation, any and all licenses, permits, or franchises; any of which is, are or shall hereafter be, attached, affixed to or used or useful, either directly or indirectly, in connection with the complete and comfortable use, occupancy and operation of the Real Property and Improvements and Appurtenances as office buildings, or any other business, enterprise or operation as may hereafter be conducted upon or within said Real Property, Improvements and Appurtenances, as well as the proceeds thereof or therefrom regardless of form (hereinafter sometimes together referred to as the "Fixtures and Personal Property," which term expressly excludes any toxic wastes or substances deemed hazardous under federal, state, regional or local laws). Mortgagor hereby expressly grants to Mortgagee a present security interest in and a lien and encumbrance upon the Fixtures and Personal Property (Notwithstanding anything herein to the contrary, nothing contained herein shall be deemed to grant Mortgagee a security V:\106\10670\EDNO2.NTE





interest in any furnishings, furniture, or equipment (including computer equipment) owned by any tenant including, but without limitation, Jones [as herein defined], under any lease affecting the Property and used by such tenant, with respect to the conduct of its business on the Property and the term Fixtures and Personal Property shall not be deemed to include any such furnishings, fixtures or equipment (including computer equipment), and further notwithstanding anything herein to the contrary the following Fixtures and Personal Property are hereby expressly excluded from the security interest herein granted:

   (A) All Genicom Laser Printers located at the following locations:

   12555 Manchester Road, Des Peres, Missouri 63131
   100 Progress Parkway, Maryland Heights, Missouri 63043
   115 Progress Parkway, Maryland Heights, Missouri 63043
   20 American Industrial Drive, Maryland Heights, Missouri
63043
   120 Progress Parkway, Maryland Heights, Missouri 63043
   135 Progress Parkway, Maryland Heights, Missouri 63043
   141 Progress Parkway, Maryland Heights, Missouri 63043
   158 Progress Parkway, Maryland Heights, Missouri 63043
   201 Progress Parkway, Maryland Heights, Missouri 63043
   5 American Industrial Drive, Maryland Heights, Missouri
63043
   9 American Industrial Drive, Maryland Heights, Missouri
63043
   75 Worthington Access Drive, Maryland Heights, Missouri
63043
   44 Kimler Drive, Maryland Heights, Missouri 63043
   41 Kimler Drive, Maryland Heights, Missouri 63043
   145 Weldon Parkway, Maryland Heights, Missouri 63043); and

  (B) Any tangible personal property now or hereafter acquired by Mortgagor, including any replacement parts, repairs, additions, and accessories incorporated therein, affixed thereto, and/or substitutions therefor and any proceeds therefrom (including any insurance proceeds), which have been or will be purchased with the proceeds of a loan evidenced by a certain Line of Credit Promissory Note executed by Mortgagor in favor of South Trust Bank of Alabama, N.A. and dated October 26, 1994, a loan evidenced by a certain Term Note executed by Mortgagor in favor of Enterprise Bank and dated December 6, 1994, or a loan evidenced by a certain Promissory Note executed by Mortgagor in favor of Commerce Bank, National Association and dated April 5, 1994 (collectively the "Equipment"). In addition, Mortgagee claims no security or other interest in any lease of the Equipment from Mortgagor to Edward D. Jones & Co. or any renewals thereof, or any general intangibles, chattel paper, accounts and proceeds arising therefrom.

   TO HAVE AND TO HOLD the foregoing Property and the rights hereby granted for the use and benefit of the Trustee and the V:\106\10670\EDNO2.NTE





Trustee's successors and assigns forever in trust, for the uses and purposes set forth, possession of the Property being hereby granted and conveyed to the Trustee;

   AND Mortgagor covenants and warrants with and to Mortgagee that Mortgagor is indefeasibly seized of the Property and has good right, full power, and lawful authority to convey and encumber all of the same as aforesaid; that Mortgagor hereby fully warrants the title to the Property and will defend the same and the validity and priority of the lien and encumbrance of this Mortgage against the lawful claims of all persons whomsoever; and Mortgagor further warrants that the Property is free and clear of all liens and encumbrances of any kind, nature or description, save and except only (with respect to said Real Property, Improvements and Appurtenances) for real property taxes for years subsequent to 1994 (which are not yet due and payable), those matters set forth in the title insurance policy issued to Mortgagee insuring the second lien priority of this Mortgage, and those matters described in the surveys of the Real Property prepared by Sterling Co. during March of 1994 and July of 1995, and certified to Mortgagee to the extent such matters are disclosed in the title insurance policy or, if not disclosed therein, insured over thereby (hereinafter referred to as the "Permitted Exceptions");

   PROVIDED ALWAYS, however, that if Mortgagor shall pay unto Mortgagee the indebtedness evidenced by the Note, and, for and only during the period of time commencing with the date hereof and continuing up to and including September 5, 1998, the indebtedness evidenced by the South Note and the South First Note, and if Mortgagor shall duly, promptly and fully perform, discharge, execute, effect, complete and comply with and abide by each and every one of the agreements, conditions and covenants of the Note, this Mortgage, and all other documents and instruments executed as further evidence of or as security for the indebtedness secured hereby, and, for and only during the period of time commencing with the date hereof and continuing up to and including September 5, 1998, if Mortgagor shall duly, promptly and fully perform, discharge, execute, effect, complete and comply with and abide by each and every one of the agreements, conditions and covenants of the South Note, the South First Note, and all documents and instruments executed as further evidence of or as security for the indebtedness evidenced by the South Note and/or the South First Note, then this Mortgage and the estates and interests hereby granted and created shall cease, terminate and be null and void, and shall be discharged of record by a proper deed of release furnished by the Mortgagee and executed in recordable form, at the request and expense of Mortgagor, which expense Mortgagor agrees to pay;

   AND Mortgagor, for the benefit of Mortgagee and Trustee does hereby expressly covenant and agree:

   PAYMENT OF PRINCIPAL AND INTEREST

V:\106\10670\EDNO2.NTE





   1. To pay the principal of the indebtedness evidenced by the Note, together with all interest thereon, in accordance with the terms of the Note, promptly at the times, at the place and in the manner that said principal and interest shall become due, and to promptly and punctually pay all other sums required to be paid by Mortgagor pursuant to the terms of the Note, this Mortgage, and all other documents and instruments executed as further evidence of, as additional security for or in connection with the indebtedness evidenced by the Note and secured by this Mortgage (hereinafter together referred to as the "Loan Documents").

   PERFORMANCE OF OTHER OBLIGATIONS

   2. To perform, comply with and abide by each and every one of the covenants, agreements and conditions contained and set forth in the Note, this Mortgage and the other Loan Documents and to comply with all laws, ordinances, rules, regulations and orders of governmental authorities now or hereafter affecting the Property or requiring any alterations or improvements to be made thereon, and perform all of its obligations under any covenant, condition, restriction or agreement of record affecting the Property and to insure that at all times the Property constitutes one or more legal lots capable of being conveyed without violation of any subdivision or platting laws, ordinances, rules or regulations, or other laws relating to the division or separation of real property.

   PRESERVATION AND MAINTENANCE OF PROPERTY; ACCESSIBILITY;
HAZARDOUS WASTE

   3. To keep all Improvements now existing or hereafter erected on the Real Property in good order and repair and not to do or permit any waste, impairment or deterioration thereof or thereon, nor to alter, remove or demolish any of the Improvements or any Fixtures and Personal Property attached or appertaining thereto, without the prior written consent of Mortgagee (provided, however, this provision shall not apply to any repair, remodeling or renovation work, structural or otherwise), nor to initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses which may be made of the Property or any part thereof, nor to do or permit any other act whereby the Property shall become less valuable, be used for purposes contrary to applicable law or used in any manner which will increase the premium for or result in a termination or cancellation of the insurance hereinafter required to be kept and maintained on the Property. In furtherance of, and not by way of limitation upon the foregoing covenant, Mortgagor shall effect such repairs as Mortgagee may reasonably require, and from time to time make all needful and proper replacements so that the Improvements, Appurtenances, and Fixtures and Personal Property will, at all times, be in good condition, fit and proper for the respective purposes for which they were originally erected or installed. Mortgagor at all times shall V:\106\10670\EDNO2.NTE





maintain the Property in full compliance with all federal, state or municipal laws, ordinances, rules and regulations currently in existence or hereinafter enacted or rendered governing accessibility for the disabled, including but not limited to The Architectural Barriers Act of 1968, The Rehabilitation Act of 1973, The Fair Housing Act of 1988, and The Americans with Disabilities Act (hereinafter collectively called the "Accessibility Laws"). Mortgagor at all times shall keep the Property and ground water of the Property free of Hazardous Materials (as hereinafter defined) in excess of limits prescribed by Hazardous Waste Laws (hereinafter defined). Mortgagor shall not knowingly permit its tenants or any third party requiring the consent of Mortgagor to enter the Property, to use, generate, manufacture, treat, store, release, threaten release, or dispose of Hazardous Materials in, on or about the Property or the ground water of the Property in violation of any federal, state or municipal law, decision, statute, rule, ordinance or regulation currently in existence or hereinafter enacted or rendered (hereinafter collectively referred to as "Hazardous Waste Laws").
Mortgagor shall give Mortgagee prompt written notice of any claim by any person, entity, or governmental agency that a significant release or disposal of Hazardous Materials has occurred on the Property. Mortgagor, through its professional engineers and at its cost, shall promptly and thoroughly investigate suspected Hazardous Materials contamination of the Property. Mortgagor shall forthwith remove, repair, clean up, and/or detoxify any Hazardous Materials in excess of limits prescribed by Hazardous Waste Laws from the Property or the ground water of the Property whether or not such actions are required by law, and whether or not Mortgagor was responsible for the existence of the Hazardous Materials in, on or about the Property or the ground water of the Property. Hazardous Materials shall include but not be limited to substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by The Superfund Amendments and Reauthorization Act of 1986, The Hazardous Materials Transportation Act, The Resource Conservation and Recovery Act of 1976, as amended by The Used Oils Recycling Act of 1980, The Solid Waste Disposal Act amendment of 1984, The Toxic Substances Control Act, The Clean Air Act, The Clean Water Act, the Missouri Hazardous Waste Management Law (Mo. Rev. Stat. SS 260.350-260.434), the Missouri Abandoned or Uncontrolled Sites Law (Mo. Rev. Stat. SS 260.435-260.546), the Missouri Air Conservation Law (Mo. Rev. Stat. Chapter 643), the Missouri Clean Water Law (Mo. Rev. Stat. Chapter 644), the Missouri Underground Storage Tank Law (Mo. Rev. Stat. SS 319.100-319.137) or in any other Hazardous Waste Laws.

   Mortgagor and the general partner of Mortgagor, LHC, Inc., and any other current or future general partner of Mortgagor ("General Partner") hereby agree to indemnify Mortgagee and Trustee and hold Mortgagee and Trustee harmless from and against any and all losses, liabilities, damages, injuries, V:\106\10670\EDNO2.NTE





costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against Mortgagee or Trustee for, with respect to, or as a direct or indirect result of, the non-compliance of the Property with the Accessibility Laws and/or the presence in, on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, the Property of any Hazardous Materials in excess of limits prescribed by Hazardous Waste Laws (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Hazardous Waste Laws), regardless of the source of origination and whether or not caused by, or within the control of, Mortgagor.

   Mortgagee, and/or its agents, shall have the right and shall be permitted, but shall not be required, at all reasonable times, to enter upon and inspect the Property to insure compliance with the foregoing covenants and any and all other covenants, agreements and conditions set forth in this Mortgage.

   Liability under this Paragraph shall extend beyond repayment of the Note and compliance with the terms of this Mortgage; provided, however, Mortgagor and General Partner shall have no liability under this Paragraph 3 regarding: (1) Hazardous Materials if (a) the Property becomes contaminated subsequent to Mortgagee's acquisition of the Property by foreclosure, acceptance by Mortgagee of a deed in lieu thereof, or subsequent to any transfer of ownership of the Property which was approved or authorized by Mortgagee in writing, provided that such transferee assumes all obligations of Mortgagor with respect to Hazardous Materials or (b) at such time Mortgagor provides Mortgagee with an environmental assessment report acceptable to Mortgagee, in its sole discretion, showing the Property to be free of Hazardous Materials and not in violation of any Hazardous Waste Laws, or
(2) Accessibility Laws that first become effective, or for any violation of any Accessibility Laws resulting from alterations or improvements to the Property that are performed subsequent to Mortgagee's acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership which was approved or authorized by Mortgagee pursuant to this Mortgage, provided that such transferee assumes all obligations pertaining to Accessibility Laws pursuant to the Loan Documents.

   The burden of proof under this paragraph with regard to establishing the date upon which any Hazardous Material was placed or appeared in, on or under the Property shall be upon Mortgagor.

   PAYMENT OF TAXES, ASSESSMENTS AND OTHER CHARGES

   4. To pay all and singular such taxes, assessments and public charges as already levied or assessed or that may be hereafter levied or assessed upon or against the Property, V:\106\10670\EDNO2.NTE





when the same shall become due and payable according to law, before the same become delinquent, and before any interest or penalty shall attach thereto, and to deliver official receipts evidencing the payment of the same to Mortgagee not later than thirty (30) days following the payment of the same. Mortgagor shall have the right to contest, in good faith, the proposed assessment of ad valorem taxes or special assessments by governmental authorities having jurisdiction over the Property; provided, however, Mortgagor shall give written notice thereof to Mortgagee and Mortgagee may, in its sole discretion, require Mortgagor to post a bond or other collateral satisfactory to Mortgagee in connection with any such action by Mortgagor.

   PAYMENT OF LIENS, CHARGES AND ENCUMBRANCES

   5. To immediately pay and discharge from time to time when the same shall become due all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien, charge or encumbrance upon the Property or any part thereof, or on the rents, issues, income, revenues, profits and proceeds arising therefrom and, in general, to do or cause to be done everything necessary so that the lien of this Mortgage shall be fully preserved, at the cost of Mortgagor, without expense to Mortgagee. Mortgagor shall have the right to contest, in good faith and in accordance with applicable laws and procedures, mechanics' and materialmens' liens filed against the Property; provided however, that Mortgagor shall give written notice thereof to Mortgagee, and Mortgagee may, in its sole discretion, require Mortgagor to post a bond or other collateral satisfactory to Mortgagee (and acceptable to the title company insuring the Mortgage) in connection with any such action by Mortgagor.

   PAYMENT OF JUNIOR ENCUMBRANCES

   6. To permit no default or delinquency under any other lien, imposition, charge or encumbrance against the Property, even though junior and inferior to the lien of this Mortgage; provided however, the foregoing shall not be construed to permit any other lien or encumbrance against the Property.

   PAYMENT OF MORTGAGE TAXES

   7. To pay any and all taxes which may be levied or assessed directly or indirectly upon the Note and this Mortgage (except for income taxes payable by Mortgagee) or the debt secured hereby, without regard to any law which may be hereafter enacted imposing payment of the whole or any part thereof upon Mortgagee, its successors or assigns. Upon violation of this agreement to pay such taxes levied or assessed upon the Note and this Mortgage, or upon the rendering by any court of competent jurisdiction of a decision that such an agreement by Mortgagor is legally inoperative, or if any court of competent jurisdiction shall render a decision that the rate of said tax V:\106\10670\EDNO2.NTE





when added to the rate of interest provided for in the Note exceeds the then maximum rate of interest allowed by law, then, and in any such event, the debt hereby secured shall, at the option of Mortgagee, its successors or assigns, become immediately due and payable, anything contained in this Mortgage or in the Note secured hereby notwithstanding, without the imposition of a Prepayment Premium (as defined in the Note). The additional amounts which may become due and payable hereunder shall be part of the debt secured by this Mortgage.

   HAZARD INSURANCE

   8. To continuously, during the term hereof, keep the Improvements, and the Fixtures and Personal Property, now or hereafter existing, erected, installed and located in or upon the Real Property, insured with extended coverage insurance against loss or damage resulting from fire, windstorm, flood, earthquake, sinkhole and such other hazards, casualties, contingencies and perils including, without limitation, other risks insured against by persons operating like properties in the locality of the Property, or otherwise deemed necessary by Mortgagee, on such forms as may be required by Mortgagee, covering the Property in the amount of the full replacement cost thereof, less excavating and foundation costs (provided however, in no case shall the amount of insurance be less than the difference between the amount of the Note and the North First Note and eighty percent (80%) of the appraised value of the Real Property) and covering loss by flood (if the Property lies in a specified Flood Hazard Area as designated on the Department of Housing and Urban Development Maps, or other flood prone designation) in an amount equal to the outstanding principal balance of the indebtedness secured hereby or such other amount as approved by Mortgagee. All such insurance shall be carried with a company or companies acceptable to Mortgagee, which company or companies shall have a rating at the time this Mortgage is executed equivalent to at least A:VIII as shown in the most recent Best's Key Rating Guide, and the original policy or policies and renewals thereof (or, at the sole option of Mortgagee, duplicate originals or certified copies thereof), together with receipts evidencing payment of the premium therefor, shall be deposited with, held by and are hereby assigned to Mortgagee as additional security for the indebtedness secured hereby. Each such policy of insurance shall contain a non-contributing loss payable clause in favor of and in form acceptable to Mortgagee and shall provide for not less than thirty (30) days' prior written notice to Mortgagee of any intent to modify, cancel or terminate the policy or policies, or the expiration of, such policies of insurance. If the insurance required under this Paragraph 8 or any portion thereof is maintained pursuant to a blanket policy, Mortgagor shall furnish to Mortgagee a certified copy of such policy, together with an original certificate indicating that Mortgagee is an insured under such policy in regard to the Property and showing the amount of coverage apportioned to the Property which coverage shall be
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in an amount sufficient to satisfy the requirements hereof.
Not less than fifteen (15) days prior to the expiration dates of each policy required of Mortgagor hereunder, Mortgagor will deliver to Mortgagee a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment and renewal satisfactory to Mortgagee; and in the event of foreclosure of this Mortgage, any purchaser or purchasers of the Property shall succeed to all rights of Mortgagor, including any rights to unearned premiums, in and to all insurance policies assigned and delivered to Mortgagee pursuant to the provisions of this Paragraph 8.

   In the event of loss by reason of hazards, casualties, contingencies and perils for which insurance has been required by Mortgagee hereunder, Mortgagor shall give immediate notice thereof to Mortgagee, and Mortgagee is hereby irrevocably appointed attorney-in-fact coupled with an interest, for Mortgagee to, at its option, make proof of loss if not made promptly by Mortgagor, and each insurance company concerned is hereby notified, authorized and directed to make payment for such loss directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly. Provided Mortgagor is not in default hereunder or under any other Loan Documents, Mortgagor and Mortgagee shall jointly adjust and compromise any losses for which insurance proceeds are payable under any of the aforesaid insurance policies; provided that if Mortgagor and Mortgagee cannot agree on such adjustment within thirty (30) days, Mortgagee shall adjust and compromise any losses in its sole discretion, which Mortgagor authorizes Mortgagee to do. Mortgagor authorizes Mortgagee, after deducting the costs of collection, to apply the proceeds of such insurance, at its option, as follows: (a) to the restoration or repair of the insured Improvements and the Fixtures and Personal Property, provided that, in the opinion and sole discretion of Mortgagee, such restoration or repair is reasonably practical and, provided further, that, in the opinion and sole discretion of Mortgagee, either: (i) the insurance proceeds so collected are sufficient to cover the cost of such restoration or repair of the damage or destruction with respect to which such proceeds were paid, or (ii) the insurance proceeds so collected are not sufficient alone to cover the cost of such restoration or repair, but are sufficient therefor when taken together with funds provided and made available by Mortgagor from other sources; in which event Mortgagee shall make such insurance proceeds available to Mortgagor for the purpose of effecting such restoration or repair; but Mortgagee shall not be obligated to see to the proper application of such insurance proceeds nor shall the amount of funds so released or used be deemed to be payment of or on account of the indebtedness secured hereby, or (b) to the reduction of the indebtedness secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable or that said indebtedness is otherwise adequately secured, in which event such proceeds shall be applied at par against the indebtedness secured hereby and the monthly payment due on account of such indebtedness shall be V:\106\10670\EDNO2.NTE





reduced accordingly. None of such actions taken by Mortgagee shall be deemed to be or result in a waiver or impairment of any equity, lien or right of Mortgagee under and by virtue of this Mortgage, nor will the application of such insurance proceeds to the reduction of the indebtedness serve to cure any default in the payment thereof. In the event of foreclosure of this Mortgage or other transfer of title to the Property in extinguishment of the indebtedness secured hereby, all right, title and interest of Mortgagor in and to any insurance policies then in force and insurance proceeds then payable shall pass to the purchaser or grantee.

   In case of Mortgagor's failure to keep the Property so insured, Mortgagee or its assigns, may, at its option (but shall not be required to) effect such insurance at Mortgagor's expense.

   Notwithstanding anything set forth in this Paragraph 8 to the contrary, in the event of loss or damage to the Property by fire or other casualty for which insurance has been required by Mortgagee and provided by Mortgagor, Mortgagee hereby agrees to allow the proceeds of insurance to be used for the restoration of the Property and to release such insurance proceeds to Mortgagor as such restoration progresses, provided:

      (a) Mortgagor is not in default under any of the terms, covenants and conditions of this Mortgage, the Note or any of the other Loan Documents;

      (b) The plans and specifications for the restoration of the Property are approved in writing by Mortgagee, such approval not to be unreasonably withheld;

      (c) Mortgagor has deposited with Mortgagee funds which, when added to insurance proceeds received by Mortgagee, are sufficient to complete the restoration of the Property in accordance with the approved plans and specifications, all applicable building codes, zoning ordinances and regulations, and further, that the funds retained by Mortgagee are sufficient to complete the restoration of the Property as certified to Mortgagee by Mortgagee's inspecting architect/engineer;

      (d) Mortgagor provides completion, payment and performance bonds and builders' all risk insurance for such restoration in form and amount acceptable to Mortgagee
(provided, however, that Mortgagor may guarantee completion of construction to Mortgagee in lieu of completion and performance bonds);

      (e) The insurer under such policies of fire or other casualty insurance does not assert any defense to payment under such policies against Mortgagee, Mortgagor or any tenant of the Property;

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      (f)  Mortgagee shall have the option, upon the
completion of such restoration of the Property, to apply any surplus insurance proceeds remaining after the completion of such restoration, at par, to the reduction of the outstanding principal balance of the Note; notwithstanding the fact that the amount owing thereon may not then be due and payable or that said indebtedness is otherwise adequately secured;

      (g) The funds held by Mortgagee shall be disbursed no more often than once per month and in amounts of not less than Fifty Thousand and No/100 Dollars ($50,000.00) each (except
the final          disbursement of such funds which may be in
an amount less than Fifty Thousand and No/100 Dollars
($50,000.00);

      (h)  Mortgagee's obligation to make any such
disbursement shall be conditioned upon Mortgagee's receipt of written certification from Mortgagee's inspecting architect/engineer (whose fees shall be paid by Mortgagor) that all construction and work for which such disbursement is requested has been completed in accordance with the approved plans and specifications and in accordance with all applicable building codes, zoning ordinances and all other local or federal governmental regulations, and, further, that Mortgagor has deposited with Mortgagee sufficient funds to complete such restoration in accordance with subparagraph 8(d) above; and

      (i) Mortgagee shall be entitled to require and to impose such other conditions to the release of such funds as would be customarily or reasonably required and imposed by local construction lenders for a project of similar nature and cost.

   LIABILITY INSURANCE

   9. To carry and maintain such comprehensive general liability insurance as may from time to time be required by Mortgagee, taking into consideration the type of property being insured and the corresponding liability exposure, on forms, in amounts and with such company or companies as may be acceptable to Mortgagee. All such comprehensive general liability insurance shall be carried with a company or companies which have a rating at the time this Mortgage is executed equivalent to at least A:VIII as shown in the most recent Best's Key Rating Guide. Such policy or policies of insurance shall name Mortgagee as an additional insured and shall provide for not less than thirty (30) days' prior written notice to Mortgagee of the intent to modify, cancel, or terminate the policy or policies or the expiration of such policy or policies of insurance. Not less than fifteen (15) days prior to the expiration dates of such policy or policies, Mortgagor will deliver to Mortgagee a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment and renewal satisfactory to Mortgagee.
The original policy or policies and all renewals thereof (or, at the sole option of Mortgagee, duplicate originals or
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certified copies thereof), together with receipts evidencing payment of the premium therefor, shall be deposited with, held by and are hereby assigned to Mortgagee as additional security for the indebtedness secured hereby.

   COMPLIANCE WITH LAWS

   10. To observe, abide by and comply with all statutes, ordinances, laws, orders, requirements or decrees relating to the Property enacted, promulgated or issued by any federal, state, county or municipal authority or any agency or subdivision thereof having jurisdiction over Mortgagor or the Property, and to observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including, but not limited to, zoning, variances, special exceptions and nonconforming uses), privileges, franchises and concessions which are applicable to the Property or which have been granted to or contracted for by Mortgagor in connection with any existing, presently contemplated or future use of the Property.

   MAINTENANCE OF PERMITS

   11. To obtain, keep and constantly maintain in full force and effect during the entire term of this Mortgage, all certificates, licenses and permits necessary to keep the Property operating as office buildings and, except as specifically provided for in this Mortgage, not to assign, transfer or in any manner change such certificates, licenses or permits without first receiving the written consent of Mortgagee.

   OBLIGATIONS OF MORTGAGOR AS LESSOR

   12. To perform every obligation of Mortgagor (as the lessor) and enforce every obligation of the lessee in that certain Master Lease Agreement dated April 6, 1994, and amended by First Amendment to Lease dated of even date herewith, between Mortgagor and Edward D. Jones & Co., L.P., a Missouri limited partnership ("Jones"), as tenant (the "Master Lease") and cause Jones to perform every obligation of the lessor and enforce every obligation of the lessee in any and every lease or other occupancy agreement of or affecting the Property or any part thereof (hereinafter referred to as the "Occupancy Leases"), and not to modify, alter, waive, or cancel the Master Lease nor to allow Jones to modify, waive, or cancel any such Occupancy Leases or any part thereof, without the prior written consent of Mortgagee (but such consent shall not be required for such action as to Occupancy Leases of 10,000 square feet or less if such action is in the ordinary course of business of owning and operating the Property in a prudent manner), nor collect for more than thirty (30) days in advance any rents that may be collectible under the Master Lease, or allow Jones to do so with respect to any such Occupancy Leases and, except as provided for in this Mortgage, not to assign the Master Lease or rents
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thereunder or allow Jones to assign any such Occupancy Lease or any such rents to any party other than Mortgagee, without the prior written consent of Mortgagee. In the event of default under the Master Lease or any such Occupancy Lease by reason of failure of the Mortgagor or Jones, as the case may be, to keep or perform one or more of the covenants, agreements or conditions thereof, Mortgagee is hereby authorized and empowered, and may, at its sole option, remedy, remove or cure any such default, and further, Mortgagee may, at its sole option and in its sole discretion, but without obligation to do so, pay any sum of money deemed necessary by it for the performance of said covenants, agreements and conditions, or for the curing or removal of any such default, and incur all expenses and obligations which it may consider necessary or reasonable in connection therewith, and Mortgagor shall repay on demand all such sums so paid or advanced by Mortgagee together with interest thereon until paid at the lesser of either (i) the highest rate of interest then allowed by the laws of the State of Missouri or, if controlling, the laws of the United States, or (ii) the then applicable interest rate of the Note plus five hundred (500) basis points; all of such sums, if unpaid, shall be added to and become part of the indebtedness secured hereby. Except as set forth below, all such Occupancy Leases hereafter made shall be subject to the approval of Mortgagee and (a) shall be at competitive market rental rates then prevailing in the geographic area for office buildings comparable to the Property, (b) shall have lease terms of not less than three
(3) years, and (c) at Mortgagee's option, shall be superior or subordinate in all respects to the lien of this Mortgage. The Master Lease shall, at the option of the Mortgagee, be subordinated to the lien of this Mortgage by an agreement in form and content acceptable to the Mortgagee. In the event of any default by a tenant under any Occupancy Lease under which the net rentable area, including expansion options, is less than 10,000 square feet, Mortgagor or Jones shall be entitled to enforce the terms of such Occupancy Lease (provided such Occupancy Lease has been approved by the Mortgagee or is not required to be so approved) against such tenant by any appropriate action at law or in equity, or as otherwise permitted thereunder. Mortgagee shall not require approval in advance of any Occupancy Leases which conform to the Mortgagor's Form Lease (as hereinafter defined) as previously approved by Mortgagee, except as set forth below. Neither the right nor the exercise of the right herein granted unto Mortgagee to keep or perform any such covenants, agreements or conditions as aforesaid shall preclude Mortgagee from exercising its option to cause the whole indebtedness secured hereby to become immediately due and payable by reason of Mortgagor's default under the Master Lease or Jones' default under the Master Lease with respect to its obligations to Mortgagor, or Jones' default under any Occupancy Lease (in each instance, after the expiration of any applicable cure period, if any) in keeping or performing any such covenants, agreements or conditions as hereinabove required (except with respect to any Occupancy Lease under which the net rentable V:\106\10670\EDNO2.NTE





area, including expansion options, is less than 10,000 square feet).

   Mortgagee has heretofore approved a form of Occupancy Lease to be used with respect to subtenants under the Master Lease in connection with the Property without Mortgagee's prior consent (hereinafter referred to as the "Form Lease").
Neither Mortgagor nor Jones shall, without the prior written consent of Mortgagee, modify or alter the Form Lease in any material respect. In addition, neither Mortgagor nor Jones shall, without the prior written consent of Mortgagee, surrender or terminate, either orally or in writing, any Occupancy Lease now existing or hereafter made with any Major Tenant (as hereinafter defined) for all or part of the Property, permit an assignment or sublease (except on account of the Master Lease) of any such Occupancy Lease, or request or consent to the subordination of any Occupancy Lease to any lien subordinate to this Mortgage. Mortgagor shall furnish Mortgagee with copies of all executed Occupancy Leases of all or any part of the Property now existing or hereafter made, and Mortgagor shall assign to Mortgagee the Master Lease and Mortgagor and Jones, to the extent of their respective interests, shall assign, as additional security for the Note, all Occupancy Leases now existing or hereafter made for all or any part of the Property (which assignments shall be in form and content acceptable to Mortgagee).

   Notwithstanding the foregoing approval by Mortgagee of Mortgagor's Form Lease, Mortgagee hereby specifically reserves the right to approve all prospective tenants under all Occupancy Leases hereafter proposed to be made if: (i) the term thereof, excluding options to renew the same, exceeds five (5) years; or (ii) the net rentable area to be occupied thereunder, including expansion options, exceeds ten thousand square feet of the net leasable area of the Improvements (the tenants under such leases being hereinafter referred to as "Major Tenants"). Mortgagor shall notify Mortgagee in writing of all prospective Major Tenants and shall deliver to Mortgagee, at Mortgagor's sole cost and expense, a copy of the prospective Major Tenant's current financial statement and the most recent Dun & Bradstreet credit report on said prospective Major Tenant. Said financial statement shall be certified as true and correct by the Major Tenant, or, if available, by a certified public accountant.


   MAINTENANCE OF PARKING AND ACCESS; PROHIBITION AGAINST
ALTERATION

   13. To construct, keep and constantly maintain, as the case may be, all curbs, drives, parking areas and the number of parking spaces heretofore approved by Mortgagee or heretofore or hereafter required by any governmental body, agency or authority having jurisdiction over Mortgagor or the Property, and as required by the terms of the Occupancy
Leases, and not to alter, erect, build or construct upon any
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portion of the Property, any building or structure of any kind whatsoever, the erection, building or construction of which has not been previously approved by Mortgagee in writing, which approval shall be at the sole discretion of Mortgagee; provided, however, that this provision does not apply to any repair, remodeling, or renovation work, structural or otherwise.

   EXECUTION OF ADDITIONAL DOCUMENTS

   14. To do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers, assurances and other instruments, including security agreements and financing statements, as Mortgagee shall from time to time require for the purpose of better assuring, conveying, assigning, transferring and confirming unto Mortgagee the Property and rights hereby encumbered, created, conveyed, assigned or intended now or hereafter so to be encumbered, created, conveyed or assigned or which Mortgagor may now be or may hereafter become bound to encumber, create, convey, or assign to Mortgagee, or for the purpose of carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering, or recording this Mortgage, and to pay all filing, registration, or recording fees and all taxes, costs and other expenses, including Reasonable Attorneys' Fees (as defined in Paragraph 40), incident to the preparation, execution, acknowledgment, delivery, and recordation of any of the same.

   AFTER-ACQUIRED PROPERTY SECURED

   15. It is understood and agreed that all right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutions and replacements of, and all additions and appurtenances to, the Property hereinabove described, hereafter acquired by or released to Mortgagor, or constructed, assembled or placed by Mortgagor on the Real Property, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, encumbrance, conveyance, assignment or other act by Mortgagor, shall become subject to the lien of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described herein, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances, or assignments thereof or security interests therein as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien of this Mortgage.

   PAYMENTS BY MORTGAGEE ON BEHALF OF MORTGAGOR

   16. Should Mortgagor or Jones, as the case may be, fail to make payment of any taxes, assessments or public charges on or
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with respect to the Property before the same shall become
delinquent, or shall Mortgagor or Jones, as the case may be, fail to make payment of any insurance premiums or other charges, impositions, or liens herein or elsewhere required to be paid by Mortgagor, then Mortgagee, at its sole option, but without obligation to do so, may make payment or payments of the same and also may redeem the Property from tax sale without any obligation to inquire into the validity of such taxes, assessments and tax sales. In the case of any such payment by Mortgagee, Mortgagor agrees to reimburse Mortgagee, upon demand therefor, the amount of such payment and of any fees and expenses attendant in making the same, together with interest thereon at the lesser of either (i) the highest rate of interest then allowed by the laws of the State of Missouri or, if controlling, the laws of the United States, or (ii) the then applicable interest rate of the Note plus five hundred
(500) basis points; and until paid such amounts and interest shall be added to and become part of the debt secured hereby to the same extent that this Mortgage secures the repayment of the indebtedness evidenced by the Note. In making payments hereby authorized by the provisions of this Paragraph 16, Mortgagee may do so whenever, in its sole judgment and discretion, such advance or advances are necessary or desirable to protect the full security intended to be afforded by this instrument. Neither the right nor the exercise of the right herein granted unto Mortgagee to make any such payments as aforesaid shall preclude Mortgagee from exercising its option to cause the whole indebtedness secured hereby to become immediately due and payable by reason of Mortgagor's default in making such payments as hereinabove required.

   FUNDS HELD BY MORTGAGEE FOR TAXES, ASSESSMENTS, INSURANCE
PREMIUMS, AND OTHER CHARGES

   17. In order to more fully protect the security of this Mortgage, Mortgagor shall deposit with Mortgagee, together with and in addition to each monthly payment due on account of the indebtedness evidenced by the Note, an amount equal to one-twelfth (1/12) of the annual total of such taxes, assessments, insurance premiums, and other charges (all as estimated by Mortgagee in its sole discretion) so that, at least thirty (30) days prior to the due date thereof, Mortgagee shall be able to pay in full all such taxes, assessments, insurance premiums, and other charges as the same shall become due, and Mortgagee may hold without paying interest and commingle with its general funds the sums so deposited and apply the same to the payment of said taxes, assessments, insurance premiums, or other charges as they become due and payable. If at any time the funds so held by Mortgagee are insufficient to pay such taxes, assessments, insurance premiums, or other charges as they become due and payable Mortgagor shall immediately, upon notice and demand by Mortgagee, deposit with Mortgagee the amount of such deficiency, and the failure on the part of Mortgagor to do so shall entitle Mortgagee, at its sole option, to make such payments in accordance with its right and pursuant to the V:\106\10670\EDNO2.NTE





conditions elsewhere provided in this Mortgage. Whenever any default exists under this Mortgage, Mortgagee may, at its sole option but without an obligation so to do, apply any funds so held by it pursuant to this Paragraph 17 toward the payment of the indebtedness secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable or that said indebtedness may otherwise be adequately secured in such order and manner of application as Mortgagee may elect.

   CONDEMNATION; EMINENT DOMAIN

   18. All awards and other compensation heretofore or hereafter made to Mortgagor and all subsequent owners of the Property in any taking by eminent domain or recovery for inverse condemnation, either permanent or temporary, of all or any part of the Property or any easement or any appurtenance thereto, including severance and consequential damages and change in grade of any street, are hereby assigned to Mortgagee. Provided Mortgagor is not in default hereunder or under any of the other Loan Documents, Mortgagor and Mortgagee shall jointly adjust and compromise the claim for any such award, provided that if Mortgagor and Mortgagee cannot agree on such adjustment within thirty (30) days, Mortgagee shall adjust and compromise the claim for any such award in its sole discretion. Subject to the foregoing, Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, and authorizes, directs and empowers such attorney, at the option of said attorney, on behalf of Mortgagor, its successors and assigns, to adjust or compromise the claim for any such award and alone to collect and receive the proceeds thereof, to give proper receipts and acquittances therefor and, after deducting any expenses of collection, at its sole option:

      (i) to apply the net proceeds as a credit upon any portion of the indebtedness secured hereby, as selected by Mortgagee, notwithstanding the fact that the amount owing thereon may not then be due and payable or that said indebtedness is otherwise adequately secured. In the event Mortgagee applies such awards to the reduction of the outstanding indebtedness evidenced by the Note, such proceeds shall be applied at par and the monthly installments due and payable under the Note shall be reduced accordingly; however no such application shall serve to cure an existing default in the payment of the Note;

 or

      (ii) to hold said proceeds without any allowance of interest and make the same available for restoration or rebuilding the Improvements. In the event that Mortgagee elects to make said proceeds available to reimburse Mortgagor for the cost of the restoration or rebuilding of the buildings or improvements on the Property, such proceeds shall be made available in the manner and under the conditions that Mortgagee may require as provided under Paragraph 8 hereof.
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If the proceeds are made available by Mortgagee to reimburse
Mortgagor for the cost of said restoration or rebuilding, any surplus which may remain out of said award after payment of such cost of restoration or rebuilding shall be applied on account of the indebtedness secured hereby at par notwithstanding the fact that the amount owing thereon may not then be due and payable or that said indebtedness may otherwise be adequately secured.

   Mortgagor further covenants and agrees to give Mortgagee immediate notice of the actual or threatened commencement of any proceedings under eminent domain and to deliver to Mortgagee copies of any and all papers served in connection with any proceedings. Mortgagor further covenants and agrees to make, execute and deliver to Mortgagee, at any time or times, upon request, free, clear and discharged of any encumbrance of any kind whatsoever, any and all further assignments and/or other instruments deemed necessary by Mortgagee for the purpose of validly and sufficiently assigning all such awards and other compensation heretofore or hereafter made to Mortgagee (including the assignment of any award from the United States government at any time after the allowance of the claim therefor, the ascertainment of the amount thereof and the issuance of the warrant for payment thereof).

   It shall be a default hereunder if any part of any of the Improvements situated on the Property shall be condemned by any governmental authority having jurisdiction, or if lands constituting a portion of the Property shall be condemned by any governmental authority having jurisdiction, such that the Property is in violation of applicable parking, zoning, platting, or other ordinances, or fails to comply with the terms of the Master Lease or the Occupancy Leases with Major Tenants, and in either of said events, Mortgagee shall be entitled to exercise any or all remedies provided or referenced in this Mortgage, including the application of condemnation proceeds to the outstanding principal balance of the Note at par and the right to accelerate the maturity date of the Note and require payment in full without the imposition of a Prepayment Premium.

   COSTS OF COLLECTION

   19. In the event that the Note secured hereby is placed in the hands of an attorney for collection, or in the event that Mortgagee shall become a party either as plaintiff or as defendant, in any action, suit, appeal or legal proceeding (including, without limitation, foreclosure, condemnation, bankruptcy, administrative proceedings or any proceeding wherein proof of claim is by law required to be filed), hearing, motion or application before any court or administrative body in relation to the Property or the lien and security interest granted or created hereby or herein, or for the recovery or protection of said indebtedness or the Property, or for the foreclosure of this Mortgage, Mortgagor
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shall save and hold Mortgagee harmless from and against any and all costs and expenses incurred by Mortgagee on account thereof, including, but not limited to, Reasonable Attorneys' Fees, title searches and abstract and survey charges, at all trial and appellate levels, and Mortgagor shall repay, on demand, all such costs and expenses, together with interest thereon until paid at the lesser of either (i) the highest rate of interest then allowed by the laws of the State of Missouri, or, if controlling, the laws of the United States, or (ii) the then applicable rate of interest of the Note plus five hundred (500) basis points; all of which sums, if unpaid, shall be added to and become a part of the indebtedness secured hereby.

   DEFAULT RATE

   20. Any sums not paid when due, whether maturing by lapse of time or by reason of acceleration under the provisions of the Note or this Mortgage, and whether principal, interest or money owing for advancements pursuant to the terms of this Mortgage or any other Loan Document, shall bear interest until paid at the lesser of either (i) the highest rate of interest then allowed by the laws of the State of Missouri or, if controlling, the laws of the United States, or (ii) the then applicable rate of interest of the Note plus five hundred
(500) basis points; all of which sums shall be added to and become a part of the indebtedness secured hereby.

   SAVINGS CLAUSE; SEVERABILITY

   21. Notwithstanding any provisions in the Note or in this Mortgage to the contrary, the total liability for payments in the nature of interest including but not limited to Prepayment Premiums, default interest and late fees shall not exceed the limits imposed by the laws of the State of Missouri or, if controlling, the United States of America relating to maximum allowable charges of interest. Mortgagee shall not be entitled to receive, collect or apply, as interest on the indebtedness evidenced by the Note, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law. In the event Mortgagee ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to reduce the unpaid principal balance of the indebtedness evidenced by the Note. If the unpaid principal balance of such indebtedness is paid in full, any remaining excess shall be forthwith paid to Mortgagor.

   If any clauses or provisions herein contained shall operate or would prospectively operate to invalidate this Mortgage, then such clauses or provisions only shall be held for naught, as though not herein contained and the remainder of this Mortgage shall remain operative and in full force and effect.

   BANKRUPTCY, REORGANIZATION OR ASSIGNMENT

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   22.  It shall be a default hereunder if Mortgagor or
General Partner shall: (a) elect to dissolve and liquidate its business organization and windup its business affairs without prior written approval of Mortgagee, or (b) consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of Mortgagor's assets, or General Partner's assets, or (c) be adjudicated as bankrupt or insolvent, or file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, or (d) make a general assignment for the benefit of creditors, or (e) file a petition under or take advantage of any insolvency law, or
(f) file an answer admitting the material allegations of a petition filed against Mortgagor or General Partner in any bankruptcy, reorganization or insolvency proceeding or fail to cause the dismissal of such petition within thirty (30) days after the filing of said petition, or (g) take action for the purpose of effecting any of the foregoing, or (h) if any order, judgment or decree shall be entered upon an application of a creditor of Mortgagor or General Partner by a court of competent jurisdiction approving a petition seeking appointment of a receiver or trustee of all or a substantial part of Mortgagor's assets or General Partner's assets and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days.

   TIME IS OF THE ESSENCE; MONETARY AND NON-MONETARY DEFAULTS

   23. It is understood by Mortgagor that time is of the essence hereof in connection with all obligations of Mortgagor herein, in the Note, the Assignment (as defined in Paragraph
34) and any of the other Loan Documents evidencing or securing the Note.

   If: (1) default be made in the payment of any installment of the Note or the North First Note, or, for and only during the period of time commencing with the date hereof and continuing up to and including September 5, 1998, the South Note or the South First Note, whether of principal or interest, or both (and it is hereby understood that if such payment is postmarked by the United States Postal Service on or before the due date for such payment, is correctly addressed and bears adequate first class postage, Mortgagor shall not be considered to have defaulted in making such payment), or (2) default be made in the payment of any other sums of money referred to herein, in the North First Mortgage, in the Note or in the North First Note or, for and only during the period of time commencing with the date hereof and continuing up to and including September 5, 1998, in the payment of any other sums of money referred to in the South Note or in the South First Note, or in any other documents or instruments evidencing or securing the South Note or the South First Note promptly and fully when the same shall be due without notice or demand from Mortgagee to Mortgagor in regard to such Monetary Default (as hereinafter defined), or (3) in the event a breach or default be made by Mortgagor in any one of the agreements, conditions and covenants of the Note, this
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Mortgage, the Assignment or any other Loan Documents or in the event that each and every one of said agreements, conditions and covenants are not otherwise duly, promptly and fully discharged or performed, and any such Non-Monetary Default (as hereinafter defined) remains uncured for a period of thirty
(30) days after written notice thereof from Mortgagee to Mortgagor, has been delivered in the manner prescribed in Paragraph 41 hereof, unless such Non-Monetary Default cannot reasonably be cured within said thirty (30) day period, in which event Mortgagor shall have an extended period of time to complete cure, provided that action to cure such Non-Monetary Default is commenced within said thirty (30) day period, and Mortgagor is not substantially diminishing or impairing the value of the Property, and is diligently pursuing a cure to completion, or (4) in the event a breach or default be made by Mortgagor in any one of the agreements, conditions and covenants of the North First Note, the North First Mortgage, or any other documents or instruments evidencing or securing the indebtedness evidenced by the North First Note, and in the event that each and every one of said agreements, conditions and covenants are not otherwise duly, promptly and fully discharged or performed, and any such Non-Monetary Default remains uncured after the expiration of any applicable cure periods set forth therein, or (5) for and only during the period of time commencing with the date hereof and, continuing up to and including September 5, 1998, in the event a breach or default be made by Mortgagor in any one of the agreements, conditions and covenants of the South Note, the South First Note or any other documents or instruments evidencing or securing the South Note or the South First Note, and in the event that each and every one of said agreements, conditions and covenants are not otherwise duly, promptly and fully discharged or performed, and any such Non-Monetary Default remains uncured after the expiration of any applicable cure periods set forth therein, Mortgagee, at its sole option, may thereupon or thereafter declare the indebtedness evidenced by the Note, as well as all other monies secured hereby, including, without limitation, all Prepayment Premiums (to the extent permitted by the laws of the State of Missouri) and late payment charges, to be forthwith due and payable, whereupon the principal of and the interest accrued on the indebtedness evidenced by the Note and all other sums secured by this Mortgage, at the option of Mortgagee, shall immediately become due and payable as if all of said sums of money were originally stipulated to be paid on such day, and thereupon, Mortgagee may avail itself of all rights and remedies provided by law and may foreclose or prosecute a suit at law or in equity as if all monies secured hereby had matured prior to its institution, anything in this Mortgage or in the Note to the contrary notwithstanding. Mortgagee shall have no obligation to give Mortgagor notice of, or any period to cure, any Monetary Default or any Incurable Default (as hereinafter defined) prior to exercising its right, power and privilege to accelerate the maturity of the indebtedness secured hereby.

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   As used herein, the term "Monetary Default" shall mean any default which can be cured by the payment of money such as, but not limited to, the payment of principal and interest due under the Note, taxes, assessments and insurance premiums when due as provided in this Mortgage. As used herein, the term "Non-Monetary Default" shall mean any default which is not a Monetary Default or an Incurable Default. As used herein, the term "Incurable Default" shall mean (i) any voluntary or involuntary sale, assignment, mortgaging, encumbering or transfer in violation of the covenants contained herein; or
(ii) if Mortgagor, or any person or entity comprising Mortgagor, should make an assignment for the benefit of creditors, become insolvent, or file a petition in bankruptcy (including but not limited to, a petition seeking a rearrangement or reorganization).

   Mortgagee may institute an action to foreclose this Mortgage as to the amount so declared due and payable, and this Mortgage shall remain in force, and thereupon the Trustee shall, after receiving notice of the election and demand for sale from the Mortgagee, proceed to sell the Property as one parcel in its entirety or any part thereof, either in mass or in parcels, at the absolute discretion of the Trustee, at public vendue at the door of the Court House or other location then customarily employed for the purpose, in the County where the Property is located, to the highest bidder for cash, first making or causing to be made or given such demands or notices of the time, terms, and place of sale, and a description of the property to be sold, by advertisement published and as is provided by the laws of the State of Missouri then in effect, and upon sale, the Trustee shall (subject to any applicable statutory periods and rights of redemption) execute and deliver a deed of conveyance of the property sold to the purchaser or purchasers thereof, and any statement or recital of fact in such deed, in relation to the non-payment of the indebtedness secured hereby, existence of the indebtedness secured hereby, notice of advertisement, sale, and receipt of the proceeds of sale, shall be presumptive evidence of the truth of such statements or recitals, and the Trustee shall receive the proceeds of such sale out of which the Trustee shall pay the following in any order Mortgagee shall elect:
(1) the costs and expenses of executing this trust, including compensation to the Trustee for services as provided by law and Reasonable Attorneys' Fees to any attorneys employed by the Trustee or the Mortgagee for their services; (2) upon the usual vouchers therefor, all amounts paid by the Mortgagee for insurance, taxes, lien claims, and other payments made by Mortgagee as provided herein, with interest thereon until paid at the lesser of either (i) the highest rate of interest then allowed by the laws of the State of Missouri or, if controlling, the laws of the United States, or (ii) the then applicable rate of interest of the Note plus five hundred
(500) basis points; (3) the amount due on the indebtedness secured hereby then due and unpaid; (4) the amount due on any junior encumbrances, with interest. The remainder of such proceeds, if any, shall be paid to Mortgagor. The Mortgagee
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may bid and become purchaser at any sale under this Mortgage.
Any sale of the Property under this Mortgage shall, without further notice, create the relation of landlord and tenant at sufferance between the purchaser and Mortgagor or any person holding possession of the Property through Mortgagor, and upon failure of Mortgagor or such person to surrender possession thereof immediately, Mortgagor or such person may be removed by a writ of possession of the purchaser in any Court having venue.

   The Trustee or Substitute Trustee covenants to faithfully to perform the trust herein created.

   The Trustee may sell and convey the Property under the power aforesaid, although the Trustee has been, may now be or may hereafter be attorney or agent of the Mortgagee in respect to the loan made by the Mortgagee evidenced by the Note or any part thereof or this Mortgage or in respect to any matter of business whatsoever.

   The Trustee hereby lets the Property to the Mortgagor until a sale be had under the foregoing provisions, upon the following terms and conditions, such letting being to-wit: The Mortgagor and every and all persons claiming or possessing the Property, or any part thereof, by, through or under Mortgagor shall pay rent therefor during said term at the rate of one cent per month, payable monthly upon demand, and without notice or demand shall surrender immediate peaceable possession of said premises, to the purchaser thereof, under such sale. Should possession not be surrendered as provided for herein the purchaser shall be entitled to institute proceedings for possession as aforesaid.

   Except to the extent contrary to law, Mortgagor waives the benefit of all laws now existing or that hereafter may be enacted providing for (i) any appraisement before sale of any portion of the Property, (ii) any exemption, under and by virtue of any statute of the State of Missouri, and (iii) the benefit of all laws that may be hereafter enacted in any way extending the time for the enforcement and collection of the indebtedness secured hereby or creating or extending a period of redemption from any sale made in collecting the indebtedness secured hereby.

   In any action or proceeding to foreclose this Mortgage, Mortgagee shall be at liberty to apply, without notice, for the appointment of a receiver for the rents and profits of the Property, and shall be entitled to the appointment of such a receiver as a matter of right without regard to the value of the Property as security for the indebtedness due Mortgagee or the solvency of any person, or corporation, liable for the payment of such indebtedness.

   If the indebtedness secured hereby is paid after the beginning of publication of notice of sale, as herein provided, or in the event the Mortgagee shall, at its sole
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option, permit Mortgagor to pay any part of the indebtedness secured hereby after the beginning of publication of notice of sale, as herein provided, then Mortgagor shall pay on demand all expenses incurred by the Trustee and Mortgagee in connection with said publication, including fees to the attorneys for the Trustee and for the Mortgagee, and a reasonable fee to the Trustee, and this Mortgage shall be security for all such expenses and fees.

   The failure or omission on the part of Mortgagee to exercise the option for acceleration of maturity of the Note and foreclosure of this Mortgage following any default as aforesaid or to exercise any other option or remedy granted hereunder to Mortgagee when entitled to do so in any one or more instances, or the acceptance by Mortgagee of partial payment of the indebtedness secured hereby, whether before or subsequent to Mortgagor's default hereunder, shall not constitute a waiver of any such default or the right to exercise any such option or remedy, but such option or remedy shall remain continuously in force. Acceleration of maturity of the Note, once claimed hereunder by Mortgagee, at the option of Mortgagee, may be rescinded by written acknowledgment to that effect by Mortgagee, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity.

   PROTECTION OF MORTGAGEE'S SECURITY

   24. At any time after default hereunder and the expiration of the applicable cure periods, if any, expressly provided for herein, Mortgagee is authorized, without notice and in its sole discretion, to enter upon and take possession of the Property or any part thereof and to perform any acts which Mortgagee deems necessary or proper to conserve the security herein intended to be provided by the Property, to operate any business or businesses conducted thereon and to collect and receive all rents, issues and profits thereof and therefrom, including those past due as well as those accruing thereafter.

   APPOINTMENT OF RECEIVER

   25. If, at any time after a default hereunder and the expiration of the applicable cure periods, if any, expressly provided for herein, in the sole discretion of Mortgagee, a receivership may be necessary to protect the Property or its rents, issues, revenue, profits or proceeds, whether before or after maturity of the Note and whether before or at the time of or after the institution of foreclosure or suit to collect such indebtedness, or to enforce this Mortgage, Mortgagee, as a matter of strict right and regardless of the value of the Property or the amounts due hereunder or secured hereby, or of the solvency of any party bound for the payment of such indebtedness, shall have the right, upon ex parte application and without notice to anyone, and by any court having jurisdiction, to the appointment of a receiver to take charge of, manage, preserve, protect and operate the Property, to
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collect the rents, issues, revenues, profits, proceeds and
income thereof, to make all necessary and needful repairs, and to pay all taxes, assessments and charges against the Property and all premiums for insurance thereon, and to do such other acts as may by such court be authorized and directed, and after payment of the expenses of the receivership and the management of the Property, to apply the net proceeds of such receivership in reduction of the indebtedness secured hereby or in such other manner as the said court shall direct notwithstanding the fact that the amount owing thereon may not then be due and payable or the said indebtedness is otherwise adequately secured. Such receivership shall, at the option of Mortgagee, continue until full payment of all sums hereby secured or until title to the Property shall have passed by sale under this Mortgage. Mortgagor hereby specifically waives its right to object to the appointment of a receiver as aforesaid and hereby expressly agrees that such appointment shall be made as an admitted equity and as a matter of absolute right to Mortgagee.

   RIGHTS AND REMEDIES CUMULATIVE; FORBEARANCE NOT A WAIVER
   26. The rights and remedies herein provided are cumulative and Mortgagee, as the holder of the Note and of every other obligation secured hereby, may recover judgment thereon, issue execution therefor and resort to every other right or remedy available at law or in equity, without first exhausting any right or remedy available to Mortgagee and without affecting or impairing the security of any right or remedy afforded hereby, and no enumeration of special rights or powers by any provisions hereof shall be construed to limit any grant of general rights or powers, or to take away or limit any and all rights granted to or vested in Mortgagee by law, and Mortgagor further agrees that no delay or omission on the part of Mortgagee to exercise any rights or powers accruing to it hereunder shall impair any such right or power or shall be construed to be a waiver of any such event of default hereunder or an acquiescence therein; and every right, power and remedy granted herein or by law to Mortgagee may be exercised from time to time as often as may be deemed expedient by Mortgagee.

   MODIFICATION NOT AN IMPAIRMENT OF SECURITY

   27. Mortgagee, without notice and without regard to the consideration, if any, paid therefor, and notwithstanding the existence at that time of any inferior mortgages or other liens thereon, may release any part of the security described herein or may release any person or entity liable for any indebtedness secured hereby without in any way affecting the priority of this Mortgage, to the full extent of the indebtedness remaining unpaid hereunder, upon any part of the security not expressly released. Mortgagee may, at its option and within its sole discretion, also agree with any party obligated on said indebtedness, or having any interest in the security described herein, to extend the time for payment of any part or all of the indebtedness secured hereby, and such
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agreement shall not, in any way, release or impair this
Mortgage, but shall extend the same as against the title of all parties having any interest in said security, which interest is subject to this Mortgage.

   PROPERTY MANAGEMENT AND LEASING

   28. The exclusive manager of the Property shall be Mortgagor or such other manager as may be first approved in writing by Mortgagee (and Mortgagee hereby approves Turley Martin Company as such manager). The exclusive leasing agent of the Property, if other than the foregoing party, shall be first approved in writing by Mortgagee. The governing management and leasing contracts (or in the absence of any such written contract, a letter so stating and further identifying the name of the person or entity charged with the responsibility for managing and/or leasing the Property) shall be subordinate to this Mortgage and satisfactory to and subject to the written approval of Mortgagee throughout the term of the indebtedness secured hereby. Upon default in either of these requirements after the expiration of applicable cure periods, if any, then the whole of the indebtedness hereby secured shall, at the election of Mortgagee, become immediately due and payable, together with any default premium and late payment charges required by the Note, and Mortgagee shall be entitled to exercise any or all remedies provided for or referenced in this Mortgage.

   MODIFICATION NOT A WAIVER

   29. In the event Mortgagee: (a) releases, as aforesaid, any part of the security described herein or any person or entity liable for any indebtedness secured hereby, or (b) grants an extension of time for the payment of the Note, or
(c) takes other or additional security for the payment of the Note, or (d) waives or fails to exercise any rights granted herein, in the Note, or any of the other Loan Documents, any said act or omission shall not release Mortgagor, subsequent purchasers of the Property or any part thereof, or makers, sureties, endorsers or guarantors of the Note, if any, from any obligation or any covenant of this Mortgage, the Note, or any of the other Loan Documents, nor preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in the event of any other default then made, or any subsequent default.

   TRANSFER OF PROPERTY OR CONTROLLING INTEREST IN MORTGAGOR;
ASSUMPTION

   30. Except as set forth in Paragraph 36(b) hereof, without the prior written consent of Mortgagee, the sale, transfer, assignment or conveyance of all or any portion of the Property or the transfer, assignment or conveyance of a controlling interest in Mortgagor, whether voluntarily or by operation of law, without the prior written consent of Mortgagee, shall constitute a default under the terms of this Mortgage and
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entitle Mortgagee, at its sole option, to accelerate all sums due on the Note together with any Prepayment Premiums (to the extent permitted by the laws of the State of Missouri), late payment charges, or any other amounts secured hereby (provided, however, that said prohibitions shall not apply to changes among partners of The Jones Financial Companies, a Limited Partnership). Mortgagee may, however, elect to waive the option to accelerate granted hereunder if, prior to any such sale, transfer, assignment or conveyance of the Property, the following conditions shall be fully satisfied: (a) Mortgagee acknowledges in writing that, in its sole discretion, the creditworthiness of the proposed transferee and the ability and experience of the proposed transferee to operate the Property are satisfactory to Mortgagee, and (b) Mortgagee and the proposed transferee shall enter into an agreement in writing that (i) the interest payable on the indebtedness secured hereby shall be at such rate as Mortgagee shall determine, (ii) the repayment schedule as set forth in the Note shall be modified by Mortgagee, in its sole discretion, to initiate amortization or modify the existing amortization schedule in order to amortize the then remaining unpaid principal balance of the Note secured hereby over a period of time as determined by Mortgagee in its sole discretion without a change in the maturity date of the Note, and (iii) the proposed transferee shall assume all obligations under the Note, this Mortgage and the other Loan Documents and an assumption fee equal to one percent (1%) of the outstanding principal balance of the Note shall be charged by Mortgagee in its sole discretion, (c) Mortgagee shall receive for its review and approval copies of all transfer documents, and (d) Mortgagor or the transferee shall pay all costs and expenses in connection with such transfer and assumption, including, without limitation, all fees and expenses incurred by Mortgagee. Mortgagor and any subsequent owner of the Property or any portion thereof shall do all things necessary to preserve and keep in full force and effect its and their existence, franchises, rights and privileges as a corporation or partnership, as the case may be, under the laws of the state of its formation and its right to own property and transact business in the State of Missouri.

   It shall be a default hereunder if Mortgagor or any subsequent owner of the Property or any portion thereof shall amend, modify, transfer, assign or terminate the partnership agreement, certificate of partnership or articles of incorporation, as the case may be, of Mortgagor or such subsequent owner and, in the reasonable determination of Mortgagee, such amendment, modification, transfer, assignment or termination shall have a material adverse effect on Mortgagee, the Property or the security value thereof. Any amendment, modification, transfer, assignment or termination of Mortgagor's partnership agreement or any other action pursuant to which LHC, Inc. shall (A) cease to be the managing general partner of Mortgagor, or (B) except to the extent permitted herein, cease to own or maintain a partnership interest in Mortgagor equal to or greater than its partnership V:\106\10670\EDNO2.NTE





interest at the time this Mortgage is executed shall be a default hereunder. Notwithstanding the foregoing, nothing herein shall restrict or limit the right of Mortgagor or General Partner or any other underlying entities comprising Mortgagor to amend or modify Mortgagor's or General Partner's partnership agreement, partnership certificate, articles of incorporation, or other organizational documents provided that General Partner is at all times the managing general partner of Mortgagor and General Partner maintains a partnership interest in Mortgagor equal to or greater than its partnership interest on the date hereof. In the event of any such amendment or modification, transfer or assignment, Mortgagor shall provide Mortgagee with copies of any documents or instruments evidencing the same.

   In the event the ownership of the Property, or any part thereof, shall become vested in a person or entity other than Mortgagor, whether with or without the prior written consent of Mortgagee, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to the Property, this Mortgage and the Note in the same manner and to the same extent as with Mortgagor without in any way vitiating or discharging Mortgagor's liability hereunder or under the Note. No sale, transfer or conveyance of the Property, no forbearance on the part of Mortgagee and no extension of the time for the payment of the Note hereby secured given by Mortgagee to Mortgagor shall operate to release, discharge, modify, change, or affect the original liability of Mortgagor, either in whole or in part, unless expressly set forth in writing executed by Mortgagee. Notwithstanding anything contained herein to the contrary, Mortgagor hereby waives any right it now has or may hereafter have to require Mortgagee to prove an impairment of its security as a condition to exercise Mortgagee's rights under this Paragraph 30.

   FURTHER ENCUMBRANCE PROHIBITED; SUBROGATION

   31. So long as the Note remains unpaid, Mortgagor shall neither voluntarily nor involuntarily permit the Property or any part thereof to become subject to any secondary lien, mortgage, security interest or encumbrance of any kind whatsoever without the prior written consent of Mortgagee, and the imposition of any such secondary lien, mortgage, security interest or encumbrance without the approval of Mortgagee shall constitute an event of default hereunder and entitle Mortgagee, at its sole option, to declare all sums due in accordance with the terms of the Note to be and become immediately due and payable. In the event that Mortgagee shall hereafter give its written consent to the imposition of any such secondary lien, mortgage, security interest or other encumbrance upon the Property, Mortgagee, at its sole option, shall be entitled to accelerate the maturity of the Note and exercise any and all remedies provided and available to
Mortgagee hereunder in    the event that the holder of any
such secondary lien or encumbrance shall institute foreclosure
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or other proceedings to enforce the same; it being understood and agreed that a default under any instrument or document evidencing, securing or secured by any such secondary lien or encumbrance shall be and constitute an event of default hereunder. In the event all or any portion of the proceeds of the loan secured hereby are used for the purpose of retiring debt or debts secured by prior liens on the Property, Mortgagee shall be subrogated to the rights and lien priority of the holder of the lien so discharged.

   CONVEYANCE OF MINERAL RIGHTS PROHIBITED

   32. Mortgagor agrees that the making of any oil, gas or mineral lease or the sale or conveyance of any mineral interest or right to explore for minerals under, through or upon the Property would impair the value of the Property securing the Note; and that Mortgagor shall have no right, power or authority to lease the Property, or any part thereof, for oil, gas or other mineral purposes, or to grant, assign or convey any mineral interest of any nature, or the right to explore for oil, gas and other minerals, without first obtaining from Mortgagee express written permission therefor, which permission shall not be valid until recorded among the Public Records of St. Louis County, Missouri. Mortgagor further agrees that if Mortgagor shall make, execute, or enter into any such lease or attempt to grant any such mineral rights without such prior written permission of Mortgagee, then Mortgagee shall have the option, without notice, to declare the same to be a default hereunder and to declare the indebtedness hereby secured immediately due and payable. Whether or not Mortgagee shall consent to such lease or grant of mineral rights, Mortgagee shall receive the entire consideration to be paid for such lease or grant of mineral rights, with the same to be applied to the indebtedness hereby secured notwithstanding the fact that the amount owing thereon may not then be due and payable or the said indebtedness is otherwise adequately secured; provided, however, that the acceptance of such consideration shall in no way impair the lien of this Mortgage on the Property.

   ESTOPPEL CERTIFICATION BY MORTGAGOR

   33. Mortgagor, upon request therefor made either personally or by mail, shall certify in writing to Mortgagee (or any party designated by Mortgagee) in form satisfactory to Mortgagee the amount of principal and interest then outstanding under the terms of the Note and any other sums due and owing under this Mortgage or any of the other Loan Documents and whether any offsets or defenses exist against the Mortgage debt. Such certification shall be made by Mortgagor within ten (10) days if the request is made personally, or within twenty (20) days if the request is made by mail.

   CROSS-DEFAULT

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   34.  The Note is also secured by the terms, conditions and provisions of an Assignment of Leases, Rents and Profits (hereinafter referred to as the "Assignment") recorded among the Public Records of St. Louis County, Missouri and, additionally, may be secured by contracts or agreements of guaranty or other security instruments. The terms, conditions and provisions of each security instrument shall be considered a part hereof as fully as if set forth herein verbatim. Any default under this Mortgage or the Note secured hereby shall constitute an event of default under the Assignment and any of the other Loan Documents, and any default under the Assignment or other Loan Documents shall likewise constitute a default hereunder and under the Note. Notwithstanding the foregoing, the enforcement or attempted enforcement of this Mortgage or any of the other Loan Documents now or hereafter held by Mortgagee shall not prejudice or in any manner affect the right of Mortgagee to enforce any other Loan Document; it being understood and agreed that Mortgagee shall be entitled to enforce this Mortgage and any of the other Loan Documents now or hereafter held by it in such order and manner as Mortgagee, in its sole discretion, shall determine.

   EXAMINATION OF MORTGAGOR'S RECORDS

   35. Mortgagor will maintain complete and accurate books and records showing in detail the income and expenses of the Property, and will permit Mortgagee and its representatives to examine said books and records and all supporting vouchers and data during normal business hours and from time to time upon request by Mortgagee, in such place as such books and records are customarily kept, and will furnish to Mortgagee, within one hundred twenty (120) days after the close of each fiscal year of Mortgagor, a balance sheet and profit and loss statement for Mortgagor, Jones, General Partner, and the Property, which shall also include a rent roll, certified by Mortgagor to be true and correct and showing in detail all income derived from and expenses incurred in connection with the ownership of the Property. In the event Mortgagor fails to provide such statements to Mortgagee within the time prescribed above, Mortgagor shall pay Mortgagee the sum of Two Hundred and No/100 Dollars ($200.00) for each successive month for which statements are delinquent. In the event of default hereunder, Mortgagee shall have the right to require that said financial statements be audited and certified by a certified public accountant acceptable to Mortgagee, at the sole cost and expense of Mortgagor.

   ALTERATION, REMOVAL AND CHANGE IN USE OF PROPERTY
PROHIBITED

   36. Mortgagor covenants and agrees to permit or suffer none of the following without the prior written consent of
Mortgagee:

      (a) Any structural alteration of, or addition to, the Improvements now or hereafter situated upon the Real Property
V:\106\10670\EDNO2.NTE





or the addition of any new buildings or other structure(s) thereto, other than erection or removal of non-load bearing interior walls (provided, however, this provision shall not apply to any repair, remodeling or renovation work, structural or otherwise); or

      (b) The removal, transfer, sale or lease of the Property, except that the renewal, replacement or substitution of fixtures, equipment, machinery, apparatus and articles of personal property (replacement or substituted items must be of like or better quality than the removed items in their original condition) encumbered hereby may be made in the normal course of business; or

      (c) The use of any of the Improvements now or hereafter situated on the Real Property for any purpose other than as office buildings and related facilities.

   FUTURE ADVANCES SECURED

   37. This Mortgage shall secure not only existing indebtedness, but also future advances, whether such advances are obligatory or to be made at the option of Mortgagee. Upon request of Mortgagor, and at Mortgagee's option prior to release of this Mortgage, Mortgagee may make future advances to Mortgagor. All future advances with interest thereon shall be secured by this Mortgage to the same extent as if such future advances were made on the date of the execution of this Mortgage unless the parties shall agree otherwise in writing. Any advances or disbursements made for the benefit or protection of or the payment of taxes, assessments, levies or insurance upon the Property, with interest on such disbursements as provided herein, shall be added to the principal balance of the Note and collected as a part thereof. To the extent that this Mortgage may secure more than one mortgage note, a default in the payment of any such mortgage note shall constitute a default in the payment of all such mortgage notes.

   The total amount outstanding at any one time which is secured by this Mortgage, excluding any interest and any amounts advanced by Mortgagee for the protection of the security interest herein granted or amounts advanced or obligations incurred for the completion of a contemplated improvement under a construction loan agreement, shall not exceed Fifty-Two Million Dollars ($52,000,000.00). This
Mortgage shall be governed by all provisions of Section
443.055 of the Revised Statutes of Missouri.

   EFFECT OF SECURITY AGREEMENT

   38. Mortgagor does hereby grant and this Mortgage is and shall be deemed to create, grant, give and convey a mortgage of, a lien and encumbrance upon, and a present security interest in both real and personal property, including all improvements, goods, chattels, furniture, furnishings, V:\106\10670\EDNO2.NTE





fixtures, equipment, apparatus, appliances and other items of tangible or intangible personal property, hereinabove particularly or generally described and conveyed, whether now or hereafter affixed to, located upon, necessary for or used or useful, either directly or indirectly, in connection with the operation of the Property as office buildings, and this Mortgage shall also serve as a "security agreement" within the meaning of that term as used in the Uniform Commercial Code as adopted and in force from time to time in the State of Missouri, and shall be operative and effective as a security agreement in addition to, and not in substitution for, any other security agreement executed by Mortgagor in connection with the extension of credit transaction secured hereby (Notwithstanding anything herein to the contrary, nothing herein shall be deemed to grant or create a security interest in any furnishings, furniture or computer equipment owned by any tenant [including, without limitation, Jones] under the Master Lease affecting the Property and used by such tenant with respect to the conduct of its business on the Property). Mortgagor agrees to and shall, upon the request of Mortgagee, execute and deliver to Mortgagee, in form and content satisfactory to Mortgagee, such financing statements, descriptions of property and such further assurances as Mortgagee, in its sole discretion, may from time to time consider necessary to create, perfect, continue and preserve the lien and encumbrances hereof and the security interest granted herein upon and in such real and personal property and fixtures described herein, including all buildings, improvements, goods, chattels, furniture, furnishings, fixtures, equipment, apparatus, appliances, and other items of tangible and intangible personal property herein specifically or generally described and intended to be the subject of the security interest, lien and encumbrance hereby created, granted and conveyed. Without the prior written consent of Mortgagee, Mortgagor shall not create or suffer to be created, pursuant to the Uniform Commercial Code, any other security interest in such real and personal property and fixtures described herein. Upon the occurrence of a default hereunder and the expiration of the applicable cure periods, if any, or Mortgagor's breach of any other covenants or agreements between the parties entered into in conjunction herewith, Mortgagee shall have the remedies of a secured party under the Uniform Commercial Code and, at Mortgagee's option, the remedies provided for in this Mortgage. Mortgagee, at the expense of Mortgagor, may or shall cause such statements, descriptions and assurances, as herein provided in this Paragraph 38, and this Mortgage to be recorded and re-recorded, filed and refiled, at such times and in such places as may be required or permitted by law to so create, perfect and preserve the lien and encumbrance hereof upon all of the Property.

   Upon the occurrence of a default hereunder Mortgagee shall, at its option and without notice or demand, be entitled to enter upon the Real Property to take immediate possession of the Fixtures and Personal Property. Upon request, Mortgagor V:\106\10670\EDNO2.NTE





shall assemble and make the Fixtures and Personal Property available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties. Mortgagee may sell all or any portion of the Fixtures and Personal Property at public or private sale in accordance with the Uniform Commercial Code as adopted in the State of Missouri or in accordance with the foreclosure advertisement and sale provisions under this Mortgage. Mortgagor agrees that a commercially reasonable manner of disposition of the Fixtures and Personal Property upon the occurrence of a default shall include, without limitation and at the option of Mortgagee, the sale of the Fixtures and Personal Property, in whole or in part, concurrently with a foreclosure sale of the Real Property in accordance with the provisions of this Mortgage. In the event the Mortgagee shall dispose of any or all of the Fixtures and Personal Property after the occurrence of a default, the proceeds of disposition shall be applied in the following order: (a) to the expenses of retaking, holding, preparing for sale, selling, and the like; (b) to the attorneys' fees and legal expenses incurred by Mortgagee; (c) to the satisfaction of the indebtedness secured hereby; and
(d) the balance, if any to subordinate lien holders and Mortgagor as their interests may appear. Mortgagor hereby waives any right of redeeming the Fixtures and Personal Property.

   TERMS OF CONTRACT SURVIVE CLOSING
   39. The terms and provisions of the Application/Contract for Mortgage Loan dated May 30, 1995, and any subsequent amendments thereto (hereinafter referred to as the "Contract"), executed by and between Mortgagor as Applicant and Mortgagee as Nationwide are incorporated herein by reference. All terms and conditions of the Contract not expressly set forth in this Mortgage, the Note, the Assignment and any other Loan Documents additionally securing the Note shall survive the closing hereof and remain in full force and effect. In the event any conflict exists between the terms, conditions and provisions of the Contract and the Loan Documents, the terms, conditions and provisions of the Loan Documents shall prevail.

   SUCCESSORS AND ASSIGNS; TERMINOLOGY

   40. The provisions hereof shall be binding upon Mortgagor and the heirs, personal representatives, successors and assigns of Mortgagor, and shall inure to the benefit of Mortgagee and its successors and assigns. Where more than one
Mortgagor is named herein, the obligations and liabilities of said Mortgagor shall be joint and several.

   Wherever used in this Mortgage, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word "Mortgagor" shall mean Mortgagor and/or any subsequent owner or owners of the Property, the word "Mortgagee" shall mean Mortgagee or any subsequent holder or holders of this Mortgage, the word "Note" shall mean
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Note(s) secured by this Mortgage, and the word "person" shall mean an individual, trustee, trust, corporation, partnership or unincorporated association. As used herein, the phrase "Reasonable Attorneys' Fees" shall mean fees charged by attorneys selected by Mortgagee based upon such attorneys' then prevailing hourly rates as opposed to any statutory presumption specified by any statute then in effect in the State of Missouri.

   NOTICES

   41. All notices hereunder shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, to the parties at the following addresses (or at such other addresses as shall be given in writing by any party to the others), and shall be deemed complete three (3) days after any such mailing:

      TO MORTGAGOR:  EDJ Leasing Co., L.P.
                     201 Progress Parkway
                     Maryland Heights, Missouri 63043
                     Attention: Steven Novik

      TO MORTGAGEE:  NATIONWIDE LIFE INSURANCE COMPANY
                     One Nationwide Plaza
                     Columbus, Ohio  43216-1559
                     Attention:  Real Estate Investments

      TO TRUSTEE:    Robert C. Graham III
                     Armstrong, Teasdale, Schlafly  & Davis
                     1 Metropolitan Square, Suite 2600
                     St. Louis, Missouri 63102-2740

   GOVERNING LAW

   42. This Mortgage is to be governed by and construed in accordance with the laws of the State of Missouri and, if controlling, by the laws of the United States and shall be binding upon Mortgagor and shall inure to the benefit of Mortgagee.

   RIGHTS OF MORTGAGEE CUMULATIVE

   43. The rights of Mortgagee arising under the clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the others; and no act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provisions, anything herein or otherwise to the contrary notwithstanding.

   MODIFICATIONS



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   44.  This Mortgage cannot be changed, altered, amended or
modified except by an agreement in writing and in recordable form, executed by both Mortgagor and Mortgagee.

   EXCULPATION

   45. The liability of Mortgagor and General Partner with respect to the payment of principal and interest under the Note shall be "non-recourse" and, accordingly, Mortgagee's source of satisfaction of said indebtedness and Mortgagor's other obligations hereunder and under the other Loan Documents shall be limited to the Property and, for and only during the period of time commencing with the date hereof and continuing up to and including September 5, 1998, the South Property (as such term is defined in the Note) and Mortgagee's receipt of the rents, issues and profits from the Property, and, for and only during the period of time commencing with the date hereof and continuing up to and including September 5, 1998, the South Property, and Mortgagee shall not seek to procure payment out of any other assets of Mortgagor or any person or entity comprising Mortgagor, or to seek judgment for any sums which are or may be payable under the Note, this Mortgage or any of the other Loan Documents, as well as any claim or judgment (except as hereafter provided) for any deficiency remaining after foreclosure of this Mortgage. Notwithstanding the above, nothing herein contained shall be deemed to be a release or impairment of the indebtedness evidenced by the Note or the security therefor intended by this Mortgage and the other Loan Documents, or be deemed to preclude Mortgagee from exercising its rights to foreclose this Mortgage or to enforce any of its other rights or remedies under the Loan Documents.

   Notwithstanding the foregoing, it is expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to Mortgagor's and General Partner's continued personal liability for all sums due to:

    (1) fraud or misrepresentation made in or in connection with the Note or any of the other Loan Documents;

    (2) failure to pay taxes, or assessments prior to delinquency, or to pay charges for labor, materials or other charges which can create liens on any portion of the Property;

    (3) the misapplication of (i) proceeds of insurance covering any portion of the Property; or (ii) proceeds of the sale or condemnation of any portion of the Property; or (iii) rentals received by or on behalf of Mortgagor subsequent to the date on which Mortgagee makes written demand therefor pursuant to any Loan Document;

    (4) causing or permitting waste to occur in, on or about the Property and failure to maintain the Property, excepting ordinary wear and tear;

V:\106\10670\EDNO2.NTE





    (5) the return to Mortgagee of all unearned advance rentals and security deposits paid by tenants of the Property and not refunded to or forfeited by such tenants;

   (6) the return to Mortgagee of any and all fees paid to Mortgagor by tenants of the Property which fees permit tenants to terminate their leases;

    (7) loss by fire or casualty to the extent not compensated by insurance proceeds collected by Mortgagee;

    (8) the return of, or reimbursement for, all Fixtures and Personal Property owned by Mortgagor taken from the Property by or on behalf of Mortgagor, out of the ordinary course of business, and not replaced by items of equal or greater value than the original value of the Fixtures and Personal Property so removed;

   (9) all court costs and Reasonable Attorneys' Fees actually incurred which are provided for in the Note or in any other Loan Document;

   (10) (i) the removal of any chemical, material or substance, in excess of legal limits to which exposure is prohibited, limited or regulated by any Federal, State, County, Regional or Local Authority which may or could pose a hazard to the health and safety of the occupants of the Property, regardless of the source of origination; (ii) the restoration of the Property to comply with all governmental regulations pertaining to hazardous waste found in, on or under the Property, regardless of the source of origination; and (iii) any indemnity or other agreement to hold the Mortgagee and Trustee harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses of any and every kind arising under paragraph 3 of this Mortgage and/or the Indemnity Agreement of even date herewith executed by Mortgagor and General Partner. Mortgagor shall not be liable hereunder if the Property becomes contaminated subsequent to Mortgagee's acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership which was approved or authorized by Mortgagee pursuant to this Mortgage, provided that such transferee assumes all obligations pertaining to Hazardous Materials pursuant to the Loan Documents. Liability under this subparagraph shall extend beyond repayment of the Note and compliance with the terms of this Mortgage and, if not terminated pursuant to the foregoing, beyond Mortgagee's acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership which was approved or authorized by Mortgagee pursuant to this Mortgage unless at such time Mortgagor provides Mortgagee with an environmental assessment report acceptable to Mortgagee showing the Property to be free of Hazardous Materials and not in violation of Hazardous Waste Laws. The burden of proof under this subparagraph with regard to establishing the date upon which such chemical, material or V:\106\10670\EDNO2.NTE





substance was placed or appeared in, on or under the Property shall be upon Mortgagor.

   (11) (i) any and all costs incurred in order to cause the Property to comply with the Accessibility Laws, and (ii) any indemnity or other agreement to hold Mortgagee and Trustee harmless from and against any and all losses, liabilities, damages, injuries, costs or expenses of any kind arising under Paragraph 3 of this Mortgage regarding accessibility for the disabled or handicapped, or under the separate Indemnity Agreement from Mortgagor and General Partner to Mortgagee. Mortgagor shall not be liable hereunder for compliance with any Accessibility Laws that first become effective, or for any violation of any Accessibility Laws resulting from alterations or improvements to the Property that are performed subsequent to Mortgagee's acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership which was approved or authorized by Mortgagee pursuant to this Mortgage, provided that such transferee assumes in writing all obligations

   The obligations of Mortgagor in subparagraphs (1) through
(11) above, except as specifically provided in subparagraphs
(10) and (11), shall survive the repayment of the Note and satisfaction of this Mortgage.

   TRUSTEE

   46. Mortgagor agrees that the Trustee and any successor or substitute trustee may be an officer, agent, attorney, or employee of the Mortgagee and any objections to such fact which might be made by the Mortgagor, its heirs, successors, or assigns, are hereby waived.

   SUBSTITUTE TRUSTEE

   47. In case of the death, inability, refusal to act, resignation, or absence of the Trustee from the State of Missouri, or in case the holder of the Note shall desire for any reason to remove the Trustee or any substitute trustee hereunder and to appoint a new trustee in his place and stead, the holder of the Note is hereby granted full power to appoint in writing a substitute trustee for said Trustee, and the substitute trustee shall, when appointed, become successor to the title to the Property and the same shall become vested in him in trust for the purpose and objects of this Mortgage with all the powers, duties, and obligations herein conferred on the Trustee. In the event any foreclosure advertisement is running or has run at the time of such appointment of a substitute Trustee, the substitute Trustee may consummate the advertised sale without the necessity of republishing such advertisement. The making of oath or giving of bond by Trustee or any successor Trustee is expressly waived.


   CAPTIONS
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   48.  The captions set forth at the beginning of the various
Paragraphs of this Mortgage are for convenience only and shall not be used to interpret or construe the provisions of this Mortgage.

   ORAL COMMITMENTS

   49.  The following is added pursuant to Section 432.045
R.S.Mo.; as used below "borrower(s)" shall mean Mortgagor and "creditor" shall mean Mortgagee:

   ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

   PARTIAL RELEASES

   50. The Mortgagor shall be entitled to obtain releases of portions of the Real Property (and any personal property associated with such portion of the Real Property being released) from the lien hereof in accordance with the terms of the Note. In the event that the terms of the Note have been complied with in the event of a requested release of a portion of the Real Property, Mortgagee agrees to execute appropriate deeds of release and personal property releases with respect to such portion of the Real Property in order to effectuate such release. Mortgagor agrees to pay all costs and expenses of Mortgagee associated with the preparation and filing of such releases, and, if requested by Mortgagee, Mortgagor shall provide Mortgagee with an endorsement to Mortgagee's policy of title insurance bringing the effective date of such policy to the date of the filing of any partial release.

   DEFAULT/COLLATERALIZATION TERMINATION

   51. Notwithstanding any provision to the contrary contained in this Mortgage, from and after September 5, 1998, the term "Loan Documents" as defined in this Mortgage shall not include the South Note, the South First Note or any other documents or instruments executed as evidence of or as security for the repayment of the indebtedness represented by the South Note or the South First Note, or both (the "South Loan Documents") and, from and after September 5, 1998, any default by Mortgagor under any one or more of the South Loan Documents shall not constitute a default under this Mortgage. Provided that Mortgagor is not then in default under this Mortgage, the Note, or the Assignment beyond the expiration of any applicable cure periods, at any time on or after September 5, 1998, then, within thirty (30) days after Mortgagee's receipt V:\106\10670\EDNO2.NTE





of Mortgagor's written request therefor labeled with or accompanied by the following statement: "TIME SENSITIVE - RESPONSE REQUIRED WITHIN THIRTY DAYS OF ACTUAL RECEIPT"), Mortgagee shall execute and deliver to Mortgagor, an appropriate instrument in form reasonably satisfactory to the Mortgagor and Mortgagee stating that this Mortgage no longer serves as security for the indebtedness represented by the South Note or the South First Note.

   IN WITNESS WHEREOF, the undersigned have executed this Mortgage the day and year first above written.

                          EDJ LEASING CO., L.P., a Missouri

                          By: LHC, Inc.




 By:________________________________
                                  Steven Novik, Treasurer


STATE OF MISSOURI    )
                )    SS.
COUNTY OF ST. LOUIS  )

   On this ____ day of _________________________, 1995, before me appeared Steven Novik, to me personally known, who, by me being duly sworn did say that he is the Treasurer of LHC, Inc., a corporation, and the said corporation is the general partner of EDJ Leasing Co., L.P., a limited partnership and said Steven Novik acknowledged that he executed the same in behalf of said corporation and said limited partnership by authority of the Board of Directors of the corporation and said Steven Novik acknowledged said instrument to be the free act and deed of said corporation and said limited partnership.

   IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the county or city and state aforesaid, the day and year last above written.


                          ___________________________________
                          Notary Public

My Term Expires: __________________



                  NORTH LOAN MODIFICATION AGREEMENT

     THIS AGREEMENT, made and entered into as of the ____ day of August, 1995, by and between EDJ LEASING CO., L.P., a Missouri limited partnership, having its principal place of business at 201 Progress Parkway, Maryland Heights, Missouri V:\106\10670\EDNO2.NTE





63043 (hereinafter referred to as "Borrower" whether one or more persons) and NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation, its successors and assigns, with its office at One Nationwide Plaza, Columbus, Ohio 43216, Attention: Real Estate Investment Department (hereinafter referred to as "Lender").

     WITNESSETH:

     WHEREAS, Lender extended certain financing to Borrower in the amount of Twenty-One Million Seven Hundred and Fifty-
Nine Thousand Eighty-One and 29/100 Dollars ($21,759,081.29)
(the "North Loan");

     WHEREAS, Borrower executed and delivered a certain Mortgage Note for the sum of Twenty-One Million Seven Hundred and Fifty-Nine Thousand Eighty-One and 29/100 Dollars ($21,759,081.29) dated April 6, 1994, which Mortgage Note was modified by a Note Modification Agreement dated November 8, 1994 (hereinafter collectively referred to as the "North Note");

     WHEREAS, the North Note is secured by, among other things, a certain Deed of Trust and Security Agreement executed by Borrower dated April 6, 1994, and recorded in Book 10155 at Page 2432 in the Recorder's office of St.
Louis County, Missouri (hereinafter referred to as the "North Mortgage") constituting a lien on the real estate described in Exhibit A, attached hereto and incorporated herein (hereinafter referred to as the "North Property");
and

     WHEREAS, the North Note is secured by, among other things, a certain Assignment of Leases, Rents and Profits executed by Borrower dated April 6, 1994, and recorded in Book 10155 at Page 2478 in the Recorder's office of St.
Louis County, Missouri (hereinafter referred to as the "North Assignment") constituting a lien on the North
Property; and

     WHEREAS, Lender extended certain financing to Borrower in the amount of Four Million and 00/100 Dollars
($4,000,000.00) (the "North Second Loan");

     WHEREAS, Borrower executed and delivered a certain
North Second Mortgage Note for the sum of Four Million and
00/100 Dollars ($4,000,000.00) dated of even date herewith
(hereinafter referred to as the "North Second Note");

     WHEREAS, the North Second Note is secured by, among
other things, a certain Second Deed of Trust and Security
Agreement executed by Borrower of even date herewith, and
recorded in Book _____ at Page _____ in the Recorder's
office of St. Louis County, Missouri (hereinafter referred
to as the "North Second Mortgage") constituting a lien on
the North Property; and
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     WHEREAS, the North Second Note is secured by, among
other things, a certain Assignment of Leases, Rents and Profits executed by Borrower dated of even date herewith, and recorded in Book ______ at Page ____ in the Recorder's office of St. Louis County, Missouri (hereinafter referred to as the "North Second Assignment") constituting a lien on the North Property; and

     WHEREAS, Lender extended certain financing to Borrower in the amount of Fourteen Million Nine Hundred Thousand and 00/100 Dollars ($14,900,000.00) (the "South Loan");

     WHEREAS, Borrower executed and delivered a certain
Mortgage Note for the sum of Fourteen Million Nine Hundred
Thousand and 00/100 Dollars ($14,900,000.00) dated March 9,
1994 (hereinafter referred to as the "South Note");

     WHEREAS, the South Note is secured by, among other things, a certain Deed of Trust and Security Agreement executed by Borrower on March 9, 1993, and recorded in Book 9634 at Page 2171 in the Recorder's office of St. Louis County, Missouri, as amended by Amendment to Deed of Trust executed by the Borrower on March 9, 1994, and recorded in Book 10122 at Page 2388 in the Recorder's office of St. Louis County, Missouri (hereinafter collectively referred to as the "South Mortgage") constituting a lien on the real estate described in Exhibit B, attached hereto and incorporated herein (hereinafter referred to as the "South Property"); and

     WHEREAS, the South Note is secured by, among other things, a certain Assignment of Leases, Rents and Profits executed by Borrower on March 9, 1994, and recorded in Book
10122 at Page 2398 in the Recorder's office of St. Louis
County, Missouri (hereinafter referred to as the "South
Assignment") constituting a lien on the South Property; and

     WHEREAS, Lender extended certain financing to Borrower in the amount of Eleven Million and 00/100 Dollars
($11,000,000.00) (the "South Second Loan");

     WHEREAS, Borrower executed and delivered a certain
South Second Mortgage Note for the sum of Eleven Million and
00/100 Dollars ($11,000,000.00) dated of even date herewith
(hereinafter referred to as the "South Second Note");

     WHEREAS, the South Second Note is secured by, among other things, a certain Second Deed of Trust and Security
Agreement executed by Borrower of even date herewith, and recorded in Book _____ at Page _____ in the Recorder's office of St. Louis County, Missouri (hereinafter referred to as the "South Second Mortgage") constituting a lien on the South Property; and
     WHEREAS, the South Second Note is secured by, among other things, a certain Assignment of Leases, Rents and V:\106\10670\EDNO2.NTE





Profits executed by Borrower dated of even date herewith, and recorded in Book ______ at Page ____ in the Recorder's office of St. Louis County, Missouri (hereinafter referred to as the "South Second Assignment") constituting a lien on the South Property; and

     WHEREAS, as a condition precedent to the extension of the North Second Loan and the South Second Loan Lender required that the North Loan and the North Second Loan be cross-defaulted and cross-collateralized with each other and that the South Loan and the South Second Loan be cross-defaulted and cross-collateralized with each other; and

     WHEREAS, as a further condition precedent to the extension of the North Second Loan and the South Second Loan Lender required that, for and only during the period of time commencing with the date hereof and continuing up to and including September 5, 1998, each of the North Loan and the North Second Loan be cross-defaulted and cross-collateralized with each of the South Loan and the South Second Loan; and

     WHEREAS, in order to accomplish the forgoing, the Borrower and the Lender desire to modify and amend the North
Note, the North Mortgage, and the North Assignment.

     NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, but subject to all the conditions and provisions contained in the North Note, the North Mortgage, the North Assignment and all other documents evidencing or securing the North Loan (hereinafter referred to as the "North Loan Documents"), except as herein modified, Borrower hereby agrees to and with Lender and its successors and assigns as follows:

                            NORTH NOTE

       The North Note is hereby modified by deleting the first paragraph under the heading thereof entitled
"Additional Conditions" and inserting the following in lieu thereof:

            This Note is secured by a Deed of Trust and Security Agreement containing provisions for future advances and future obligations governed by
     Section 443.055 R.S.Mo. (as amended) and which is a lien on the property therein described executed on April 6, 1994, and amended by this North Loan
     Modification Agreement executed August __, 1995
     (hereinafter referred to as the "Mortgage") and by an Assignment of Leases, Rents and Profits executed on April 6, 1994, and amended by this North Loan Modification Agreement executed August
     __, 1995 (hereinafter referred to as the "Assignment") each encumbering certain real
V:\106\10670\EDNO2.NTE





     property located in St. Louis County, Missouri and other property as more particularly described on Exhibit A, attached hereto and incorporated herein
     (hereinafter collectively referred to as the "Property"). This Note is also secured by a Second Deed of Trust and Security Agreement containing provisions for future advances and future obligations governed by Section 443.055
     R.S.Mo. (as amended) and which is a lien on the property therein described executed on August __, 1995 (hereinafter referred to as the "North Second
     Mortgage") and by a Second Assignment of Leases, Rents and Profits (hereinafter referred to as the "North Second Assignment") dated August __, 1995, each encumbering the Property. Until September 5,
     1998, this Note is also secured by a Second Deed of Trust and Security Agreement containing provisions for future advances and future obligations governed by Section 443.055 R.S.Mo.
     (as amended) and which is a lien on the property therein described executed on August __, 1995
     (hereinafter referred to as the "South Second
     Mortgage") and by a Second Assignment of Leases, Rents and Profits (hereinafter referred to as the "South Second Assignment") dated August __, 1995, each encumbering certain real property located in St. Louis County, Missouri and other property as more particularly described on Exhibit B, attached hereto and incorporated herein (hereinafter collectively referred to as the "South Property").
     Until September 5, 1998, this Note is also secured by a Deed of Trust and Security Agreement containing provisions for future advances and future obligations governed by Section 443.055
     R.S.Mo. (as amended) and which is a lien on the property therein described executed on March 9, 1993, and amended by Amendment to Deed of Trust executed as of March 9, 1994, and further amended by South Loan Modification Agreement executed
     August __, 1995 (hereinafter collectively referred to as the "South First Mortgage") and by an Assignment of Leases, Rents and Profits executed on March 9, 1994, and amended by South Loan
     Modification Agreement executed August __, 1995
     (hereinafter referred to as the "South First
     Assignment") each encumbering the South Property.
     The Mortgage and the Assignment and the North
     Second Mortgage and the North Second Assignment, and, for and only during the period of time commencing with the date hereof and continuing up to and including September 5, 1998, the South
     First Mortgage and the South First Assignment and the South Second Mortgage and the South Second
     Assignment, are hereinafter collectively referred to as the "Security Documents." The Security
     Documents contain terms and provisions which V:\106\10670\EDNO2.NTE





     provide grounds for acceleration of the
     indebtedness evidenced by this Note together with additional remedies in the event of default hereunder or thereunder. Failure on the part of Holder hereof to exercise any right granted herein or in the aforesaid Security Documents shall not constitute a waiver of such right or preclude the subsequent exercise and enforcement thereof. This
     Note, the Security Documents and all other documents and instruments executed as further evidence of, as additional security for, or executed in connection with the indebtedness evidenced by this Note are hereinafter collectively referred to as the "Loan Documents."
     Notwithstanding any provision to the contrary contained in this Note, from and after September
     5, 1998, the term "Loan Documents" as defined in this Note shall not include the South Note, the South Second Note or any other documents or instruments executed as evidence of or as security for the repayment of the indebtedness represented by the South Note or the South Second Note, or both (the "South Loan Documents") and, from and after September 5, 1998, any default by Maker under any one or more of the South Loan Documents shall not constitute a default under this Note.

       The North Note is hereby further modified by deleting the first paragraph under the heading thereof entitled
"Exculpation" and inserting the following in lieu thereof:

          The liability of Maker and the general
     partner of Maker, LHC, Inc., and any other current or future general partner of Maker ("General
     Partner") with respect to the payment of principal and interest hereunder shall be "non-recourse" and, accordingly, Holder's source of satisfaction of said indebtedness and Maker's other obligations hereunder and under the other Loan Documents shall be limited to the Property and, for and only during the period of time commencing with the date hereof and continuing up to and including
     September 5, 1998, the South Property, and
     Holder's receipt of the rents, issues, and profits from the Property and, for and only during the period of time commencing with the date hereof and continuing up to and including September 5, 1998, the South Property and Holder shall not seek to procure payment out of any other assets of Maker, or any person or entity comprising Maker, or to seek judgment for any sums which are or may be payable under this Note or under any of the other
     Loan Documents, as well as any claim or judgment
     (except as hereafter provided) for any deficiency remaining after foreclosure of the Security
     Documents.  Notwithstanding the above, nothing
V:\106\10670\EDNO2.NTE





     herein contained shall be deemed to be a release or impairment of the indebtedness evidenced by this Note or the security therefor intended by the other Loan Documents or be deemed to preclude
     Holder from exercising its rights to foreclose any of the Security Documents or to enforce any of its other rights or remedies under the Loan Documents.

       The North Note is hereby further modified by inserting Exhibit A hereto and Exhibit B hereto at the end thereof.

                        NORTH MORTGAGE

       The North Mortgage is hereby modified by deleting the paragraph thereof beginning with the words "NOW THEREFORE" and ending with the words "to wit:" and inserting the following in lieu thereof:

          NOW THEREFORE, in consideration of and in order to secure the repayment of the indebtedness evidenced and represented by the Note and the North Second Note, together with interest on such indebtedness, as well as the payment of all other sums of money secured hereby, as hereinafter provided; and, for and during only the period of time commencing with the date hereof and continuing up to and including September 5, 1998, to secure the repayment of the indebtedness evidenced and represented by the South Note and the South Second Note, together with interest on such indebtedness; and to secure the observance, performance and discharge by Mortgagor of all covenants, conditions and agreements set forth in the Note, the North Second Note, this Mortgage and in all other documents and instruments executed and delivered by Mortgagor to and in favor of Mortgagee for the purpose of further securing the repayment of the indebtedness evidenced and represented by the Note and the North Second Note;
     and, for and during only the period of time commencing with the date hereof and continuing up to and including September 5, 1998, to secure the observance, performance and discharge by Mortgagor of all covenants, conditions and agreements set forth in the South Note, the South Second Note, and in all other documents and instruments executed and delivered by Mortgagor to and in favor of Mortgagee for the purpose of securing the repayment of the indebtedness evidenced and represented by the South Note and the South Second
     Note; and in order to charge the properties, interests and rights hereinafter described with such payment, observance, performance and discharge; and in consideration of the sum of One
     Dollar paid by Trustee to Mortgagor and the trust
V:\106\10670\EDNO2.NTE





     hereinafter mentioned and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Mortgagor does hereby Grant, Bargain and Sell, Convey and
     Confirm, and alien, remise, release, assign, transfer, pledge, deliver, set over, hypothecate, and warrant unto Trustee forever, all of Mortgagor's right, title and interest in and to the following described properties, rights and interests and all replacements of, substitutions for, and additions thereto (all of which are hereinafter together referred to as the "Property"), to wit:

       The North Mortgage is hereby further modified by deleting the paragraph thereof beginning with the words
"PROVIDED ALWAYS" and ending with the words "agrees to pay;"
and inserting the following in lieu thereof:

          PROVIDED ALWAYS, however, that if Mortgagor shall pay unto Mortgagee the indebtedness evidenced by the Note, and, for and during only the period of time commencing with the date hereof and continuing up to and including September 5, 1998, the indebtedness evidenced by the South Note and the South Second Note, and if Mortgagor shall duly, promptly and fully perform, discharge, execute, effect, complete and comply with and abide by each and every one of the agreements, conditions and covenants of the Note, this Mortgage, and all other documents and instruments executed as further evidence of or as security for the indebtedness secured hereby, and, for and during only the period of time commencing with the date hereof and continuing up to and including
     September 5, 1998, if Mortgagor shall duly, promptly and fully perform, discharge, execute, effect, complete and comply with and abide by each and every one of the agreements, conditions and covenants of the South Note, the South Second
     Note, and all documents and instruments executed as further evidence of or as security for the indebtedness evidenced by the South Note and/or the South Second Note, then this Mortgage and the estates and interests hereby granted and created shall cease, terminate and be null and void, and shall be discharged of record by a proper deed of release furnished by the Mortgagee and executed in recordable form, at the request and expense of Mortgagor, which expense Mortgagor agrees to pay;

       The North Mortgage is hereby further modified by deleting the second paragraph of Paragraph 23 thereof and inserting the following in lieu thereof:


V:\106\10670\EDNO2.NTE





          If: (1) default be made in the payment of any installment of the Note or the North Second Note, or, for and during only the period of time commencing with the date hereof and continuing up to and including September 5, 1998, the South Note or the South Second Note, whether of principal or interest, or both (and it is hereby understood that if such payment is postmarked by the United
     States Postal Service on or before the due date for such payment, is correctly addressed and bears adequate first class postage, Mortgagor shall not be considered to have defaulted in making such payment), or (2) default be made in the payment of any other sums of money referred to herein, in the North Second Mortgage, in the Note or in the North
     Second Note or, for and during only the period of time commencing with the date hereof and continuing up to and including September 5, 1998, in the payment of any other sums of money referred to in the South Note or in the South Second Note, or in any other documents or instruments evidencing or securing the South Note or the South
     Second Note promptly and fully when the same shall be due without notice or demand from Mortgagee to Mortgagor in regard to such Monetary Default (as hereinafter defined), or (3) in the event a breach or default be made by Mortgagor in any one of the agreements, conditions and covenants of the Note, this Mortgage, the Assignment or any other Loan
     Documents or in the event that each and every one of said agreements, conditions and covenants are not otherwise duly, promptly and fully discharged or performed, and any such Non-Monetary Default
     (as hereinafter defined) remains uncured for a period of thirty (30) days after written notice thereof from Mortgagee to Mortgagor, has been delivered in the manner prescribed in Paragraph 41 hereof, unless such Non-Monetary Default cannot reasonably be cured within said thirty (30) day period, in which event Mortgagor shall have an extended period of time to complete cure, provided that action to cure such Non-Monetary Default is commenced within said thirty (30) day period, and Mortgagor is not substantially diminishing or impairing the value of the Property, and is diligently pursuing a cure to completion, or (4) in the event a breach or default be made by Mortgagor in any one of the agreements, conditions and covenants of the North Second Note, the North
     Second Mortgage, or any other documents or instruments evidencing or securing the indebtedness evidenced by the North Second Note, and in the event that each and every one of said agreements, conditions and covenants are not otherwise duly, promptly and fully discharged or performed, and any such Non-Monetary Default
V:\106\10670\EDNO2.NTE





     remains uncured after the expiration of any applicable cure periods set forth therein, or (5) for and during only the period of time commencing with the date hereof and continuing up to and including September 5, 1998, in the event a breach or default be made by Mortgagor in any one of the agreements, conditions and covenants of the South
     Note, the South Second Note or any other documents or instruments evidencing or securing the South
     Note or the South Second Note, and in the event that each and every one of said agreements, conditions and covenants are not otherwise duly, promptly and fully discharged or performed, and any such Non-Monetary Default remains uncured after the expiration of any applicable cure periods set forth therein, Mortgagee, at its sole option, may thereupon or thereafter declare the indebtedness evidenced by the Note, as well as all other monies secured hereby, including, without limitation, all Prepayment Premiums (to the extent permitted by the laws of the State of Missouri) and late payment charges, to be forthwith due and payable, whereupon the principal of and the interest accrued on the indebtedness evidenced by the Note and all other sums secured by this Mortgage, at the option of Mortgagee, shall immediately become due and payable as if all of said sums of money were originally stipulated to be paid on such day, and thereupon, Mortgagee may avail itself of all rights and remedies provided by law and may foreclose or prosecute a suit at law or in equity as if all monies secured hereby had matured prior to its institution, anything in this Mortgage or in the Note to the contrary notwithstanding. Mortgagee shall have no obligation to give Mortgagor notice of, or any period to cure, any Monetary Default or any Incurable Default (as hereinafter defined) prior to exercising its right, power and privilege to accelerate the maturity of the indebtedness secured hereby.

       The North Mortgage is hereby further modified by deleting the first paragraph of Paragraph 45 thereof and inserting the following in lieu thereof:

          45.  The liability of Mortgagor and General
     Partner with respect to the payment of principal and interest under the Note shall be "non-recourse" and, accordingly, Mortgagee's source of satisfaction of said indebtedness and Mortgagor's other obligations hereunder and under the other
     Loan Documents shall be limited to the Property and, for and during only the period of time commencing with the date hereof and continuing up to and including September 5, 1998, the real
V:\106\10670\EDNO2.NTE





     estate described on Exhibit B, attached hereto and incorporated herein (the "South Property") and Mortgagee's receipt of the rents, issues and profits from the Property, and, for and during only the period of time commencing with the date hereof and continuing up to and including
     September 5, 1998, the South Property, and
     Mortgagee shall not seek to procure payment out of any other assets of Mortgagor or any person or entity comprising Mortgagor, or to seek judgment for any sums which are or may be payable under the Note, this Mortgage or any of the other Loan
     Documents, as well as any claim or judgment
     (except as hereafter provided) for any deficiency remaining after foreclosure of this Mortgage.
     Notwithstanding the above, nothing herein contained shall be deemed to be a release or impairment of the indebtedness evidenced by the Note or the security therefor intended by this Mortgage and the other Loan Documents, or be deemed to preclude Mortgagee from exercising its rights to foreclose this Mortgage or to enforce any of its other rights or remedies under the Loan
     Documents.

       The North Mortgage is hereby further modified by deleting the second paragraph of Paragraph 37 thereof and inserting the following in lieu thereof:

          The total amount outstanding at any one time which is secured by this Mortgage, excluding any interest and any amounts advanced by Mortgagee for the protection of the security interest herein granted or amounts advanced or obligations incurred for the completion of a contemplated improvement under a construction loan agreement, shall not exceed Fifty-Two Million Dollars
     ($52,000,000.00). This Mortgage shall be governed by all provisions of Section 443.055 of the Revised Statutes of Missouri.

       The South Mortgage is hereby further modified by adding the following paragraph as paragraph 50 thereof:

     CROSS DEFAULT/COLLATERALIZATION TERMINATION

          50.  Notwithstanding any provision to the
     contrary contained in this Mortgage, from and after September 5, 1998, the term "Loan Documents" as defined in this Mortgage shall not include the South Note, the South Second Note or any other documents or instruments executed as evidence of or as security for the repayment of the indebtedness represented by the South Note or the South Second Note, or both (the "South Loan
     Documents") and, from and after September 5, 1998, V:\106\10670\EDNO2.NTE





     any default by Mortgagor under any one or more of the South Loan Documents shall not constitute a default under this Mortgage. Provided that Mortgagor is not then in default under this Mortgage, the Note, or the Assignment beyond the expiration of any applicable cure periods, at any time on or after September 5, 1998, then, within thirty (30) days after Mortgagee's receipt of Mortgagor's written request therefor labeled with or accompanied by the following statement: "TIME
     SENSITIVE - RESPONSE REQUIRED WITHIN THIRTY DAYS
     OF ACTUAL RECEIPT"), Mortgagee shall execute and deliver to Mortgagor, an appropriate instrument in form reasonably satisfactory to the Mortgagor and Mortgagee stating that this Mortgage no longer serves as security for the indebtedness represented by the South Note or the South Second
     Note.

       The South Mortgage is hereby further modified by adding the following paragraph as paragraph 51 thereof:

     EQUAL DIGNITY

          51. Notwithstanding anything to the contrary contained herein or in any of the other Loan
     Documents, the North Second Mortgage shall have equal dignity herewith, and shall be considered to have priority equal hereto.

       The North Mortgage is hereby further modified by inserting Exhibit B hereto at the end thereof.

                        NORTH ASSIGNMENT

       The North Assignment is hereby modified by deleting paragraph thereof beginning with the words "NOW THEREFORE" and ending with the words "time request." and inserting the following in lieu thereof:

          NOW THEREFORE, in order to further secure the payment of the indebtedness of Assignor to Assignee evidenced and represented by the Note, and the North Second Note, and, for and during only the period of time commencing with the date hereof and continuing up to and including
     September 5, 1998, to secure the repayment of the indebtedness evidenced and represented by the South Note and the South Second Note, and in further consideration of the sum of Ten and 00/100
     Dollars ($10.00) in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer and set over unto Assignee all of the leases, rents, issues, profits and income of, from or pertaining to the Property. This
V:\106\10670\EDNO2.NTE





     Assignment shall include any and all leases or rental agreements that may now be in effect, as well as any future or additional leases or rental agreements, and any renewals or extensions of the same, that may be entered into by Assignor.
     Assignor hereby agrees to execute and deliver such further assignments of said leases or rental agreements as Assignee may from time to time request.

       The North Assignment is hereby further modified by deleting paragraph thereof beginning with the words
"PROVIDED ALWAYS" and ending with the words "shall terminate." and inserting the following in lieu thereof:

           PROVIDED ALWAYS, however, that if Assignor shall pay unto Assignee the indebtedness evidenced by the Note, and, for and during only the period of time commencing with the date hereof and continuing up to and including September 5, 1998, the indebtedness evidenced by the South Note and the South Second Note, and if Assignor shall duly, promptly and fully perform, discharge, execute, effect, complete and comply with and abide by each and every one of the agreements, conditions and covenants of the Note, this Assignment, and all other documents and instruments executed as further evidence of or as security for the indebtedness secured hereby, and, for and during only the period of time commencing with the date hereof and continuing up to and including
     September 5, 1998, if Assignor shall duly, promptly and fully perform, discharge, execute, effect, complete and comply with and abide by each and every one of the agreements, conditions and covenants of the South Note, the South Second
     Note, and all other instruments executed by Assignor to and in favor of Assignee as further evidence of or as additional security for the South Note and/or the South Second Note
     (hereinafter together referred to as the "Loan
     Documents"), then this Assignment and the estates and interests hereby granted and created shall terminate.

       The North Assignment is hereby further modified by deleting Paragraph 7 thereof and inserting the following in lieu thereof:

          7.   This Assignment shall remain in full
     force and effect as long as the indebtedness evidenced by the Note, and, for and during only the period of time commencing with the date hereof and continuing up to and including September 5, 1998, the indebtedness evidenced and represented by the South Note and the South Second Note
V:\106\10670\EDNO2.NTE





     remains unpaid in whole or in part. It is understood and agreed that a complete release or satisfaction of the aforesaid Mortgage shall operate as a complete release or satisfaction of all of Assignee's rights and interest hereunder, and that satisfaction of the Mortgage shall operate to satisfy this Assignment.

       The North Assignment is hereby further modified by deleting the first paragraph of Paragraph 8 thereof and inserting the following in lieu thereof:

          8.   Except as hereinafter provided, the
     liability of Assignor and the general partner of Assignor, LHC, Inc., and any other current or future general partner of Assignor ("General
     Partner") with respect to the payment of principal and interest under the Note shall be "non-recourse" and, accordingly, Assignee's source of satisfaction of said indebtedness and Assignor's other obligations hereunder and under the other
     Loan Documents shall be limited to the Property and, for and during only the period of time commencing with the date hereof and continuing up to and including September 5, 1998, the real estate described on Exhibit B, attached hereto and incorporated herein (the "South Property") and Assignee's receipt of the rents, issues and profits from the Property, and, for and during only the period of time commencing with the date hereof and continuing up to and including
     September 5, 1998, the South Property, and
     Assignee shall not seek to procure payment out of any other assets of Assignor or any person or entity comprising Assignor, nor to seek judgment for any sums which are or may be payable under the Note or under any of the other Loan Documents, as well as any claim or judgment (except as hereafter provided) for any deficiency remaining after foreclosure of the Mortgage. Notwithstanding the above, nothing herein contained shall be deemed to be a release or impairment of the indebtedness evidenced by the Note or the security therefor intended by this Assignment and the other Loan
     Documents or be deemed to preclude Assignee from exercising its rights to foreclose the Mortgage or to enforce any of its other rights or remedies under the Loan Documents.

       The South Assignment is hereby further modified by adding the following paragraph thereto as paragraph 14 thereof:

     CROSS DEFAULT/COLLATERALIZATION TERMINATION


V:\106\10670\EDNO2.NTE





          14.  Notwithstanding any provision to the
     contrary contained in this Assignment, from and after September 5, 1998, the term "Loan Documents" as defined in this Assignment shall not include the South Note, the South Second Note or any other documents or instruments executed as evidence of or as security for the repayment of the indebtedness represented by the South Note or the South Second Note, or both (the "South Loan
     Documents") and, from and after September 5, 1998, any default by Assignor under any one or more of the South Loan Documents shall not constitute a default under this Assignment. Provided that Assignor is not then in default under this Assignment, the Note, or the Mortgage beyond the expiration of any applicable cure periods, at any time on or after September 5, 1998, then, within thirty (30) days after Assignee's receipt of Assignor's written request therefor labeled with or accompanied by the following statement: "TIME
     SENSITIVE - RESPONSE REQUIRED WITHIN THIRTY DAYS
     OF ACTUAL RECEIPT"), Assignee shall execute and deliver to Assignor, an appropriate instrument in form reasonably satisfactory to the Assignor and Assignee stating that this Assignment no longer serves as security for the indebtedness represented by the South Note or the South Second
     Note.

       The North Assignment is hereby further modified by inserting Exhibit B hereto at the end thereof.

                               GENERAL

       Borrower specifically understands and agrees that Lender is consenting to the foregoing modification of the North Note in reliance upon all of the security previously and herewith pledged to Lender as security for the repayment of the North Note.

       Borrower hereby confirms and ratifies the North Note, and any agreement securing or related to the North Note as modified hereby. This is a modification of the North Note and not a replacement or novation thereof. If for any reason this Agreement is invalid, the North Note shall be enforceable according to its original terms as heretofore amended.

       Borrower shall reimburse Lender for all expenses, including reasonable attorneys' fees incurred by Lender in connection with this transaction.

       That the lien of the North Mortgage and the North Assignment and the covenants and agreements therein, and in the North Note and other obligations secured thereby, except as herein modified, shall be and remain in full force and
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effect, subject to all the conditions and provisions
contained in the North Note, the North Mortgage, the North Assignment, or the North Loan Documents.

       The effectiveness of this Agreement is expressly contingent upon Borrower providing the following to the Lender, in form and substance satisfactory to the Lender, in Lender's reasonable discretion, within sixty (60) days after the date hereof, a title insurance endorsement bringing the date of the Lender's Loan Policy of Title Insurance #135-00-291763 forward to the date hereof and specifically insuring the continuing priority of the North Mortgage.

       Borrower represents and warrants to Lender that no default exists under the North Note, the North Mortgage, the North Assignment, or the North Loan Documents as of the date hereof.

       This Agreement shall not be deemed to constitute an alteration, waiver, annulment, or variation of any of the terms and conditions of the North Note (as heretofore amended), the North Mortgage, the North Assignment, or the Loan Documents except as expressly set forth herein. Any term or condition of the North Note, the North Mortgage, the North Assignment, or the North Loan Documents that is inconsistent with this Agreement is deemed modified to be consistent herewith. If, for any reason, this Agreement is invalid, the North Note, the North Mortgage, the North Assignment shall be enforceable in accordance with their original forms as heretofore amended.

       The obligations evidenced in this Agreement are secured by a Deed of Trust and Security Agreement executed on the 6th day of April, 1994, containing provisions regarding future advances and future obligations pursuant to
Section 443.055 RSMo. and which is a lien on the property therein described (and is secured by other property).



       This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

       This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules.

     ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT
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ENFORCEABLE.  TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR)
FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN
WRITING TO MODIFY IT.

     IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the day and year first above written.

                              EDJ LEASING CO., L.P., a
Missouri                                limited partnership

                              By: LHC, Inc.




     By:___________________________
                                      Steven Novik,
Treasurer


                              Nationwide Life Insurance
Company



                              By:___________________________
                              Name:_________________________
                              Title:________________________
























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STATE OF MISSOURI   )
                    )    SS.
COUNTY OF ST. LOUIS )

     On this ____ day of ___________, 1995, before me
appeared Steven Novik, to me personally known, who, by me being duly sworn did say that he is the Treasurer of LHC, Inc., a corporation, and the said corporation is the general partner of EDJ LEASING CO., L.P., a limited partnership and said Steven Novik acknowledged that he executed the same in behalf of said corporation and said limited partnership by authority of the Board of Directors of the corporation and said Steven Novik acknowledged said instrument to be the free act and deed of said corporation and said limited partnership.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the county or city and state aforesaid, the day and year last above written.



     ___________________________________
                              Notary Public

My Term Expires: __________________



STATE OF OHIO       )
                    )    SS.
COUNTY OF __________)

     On this ____ day of ____________________, 1995, before
me appeared _____________________, to me personally known, who, being by me duly sworn, did say that he is the ________________ of Nationwide Life Insurance Company, an Ohio corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation, by authority of its Board of Directors; and said ________________ acknowledged said instrument to be the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed an official seal at my office in the county or city and state aforesaid, the day and year last above written.




     ___________________________________
                              Notary Public

My Term Expires:________________________

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                            EXHIBIT A

PARCEL 1:  Lot R of the Subdivision of Lots F, K and L of
PROGRESS WEST PLAT NO. 2 as per plat thereof recorded in Plat Book 122 page 50 of the St. Louis County Records.

PARCEL 2: Lots 36 and 37 of PROGRESS WEST PLAT NO. 3 as per plat thereof recorded in Plat Book 126 pages 76, 77 and 78 of the St. Louis County Records.

PARCEL 3:  Lots T and U of the Resubdivision of Lot J of
PROGRESS WEST PLAT NO. 2 as per plat thereof recorded in Plat Book 123 page 1 of the St. Louis County Records.

PARCEL 4: Lot 1 of the Resubdivision Plats of Lots P and O of the Resubdivision of Lots F, K and L of PROGRESS WEST
PLAT NO. 2 as per plat thereof recorded in Plat Book 331 page 93 of the St. Louis County Records.

PARCEL 5: Lot B of PROGRESS WEST PLAT NO. 2 as per plat thereof recorded in Plat Book 120 page 66 of the St. Louis
County Records.

PARCEL 6:  Lot M of the Resubdivision of Lots F, K and L of
PROGRESS WEST PLAT NO. 2 according to the plat thereof recorded in Plat Book 122 page 50 of the St. Louis County
Records.

PARCEL 7:  Lot V of the Resubdivision of Lot J of PROGRESS
WEST PLAT NO. 2 according to the plat thereof recorded in Plat Book 123 page 1 of the St. Louis County Records.

PARCEL 8: Lot 42 of PROGRESS WEST PLAT NO. 3 according to the plat thereof recorded in Plat Book 126 page 76 in the St. Louis County Recorder's Office.

PARCEL 9: Lot 29 of PROGRESS WEST PLAT NO. 3 according to the plat thereof recorded in Plat Book 126 page 76 of the St. Louis County Recorder's Office.

PARCEL 10:  Lot 1 of the RESUBDIVISION OF LOT "W" OF THE
RESUBDIVISION OF LOT J OF PROGRESS WEST PLAT NO. 2 according to the plat thereof recorded in Plat Book 188 page 34 in the St. Louis County Recorder's Office.

PARCEL 11: Lot 27 of PROGRESS WEST PLAT NO. 3 according to the plat thereof recorded in Plat Book 126 page 76 in the St. Louis County Recorder's Office.

PARCEL 12:  Lot S of RESUBDIVISION OF LOTS F, K AND L OF
PROGRESS WEST PLAT NO. 2 according to the plat thereof recorded in Plat Book 122 page 50 of the St. Louis County
Recorder's Office.

PARCEL 13: Appurtenant easement for telephone line as set forth and described in easement granted to Edward D. Jones
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and Company according to instrument recorded in Book 8242
page 757.

PARCEL 14: Appurtenant easement for ingress and egress according to plat recorded in Plat Book 157 page 50.

PARCEL 15: Appurtenant easement for ingress and egress according to instrument recorded in Book 6740 page 861.

PARCEL 16: Declaration of Easements executed by EDJ Leasing Co., L.P., a Missouri Limited Partnership over part of Lots 28 and 29 of Progress West Plat No. 3 according to the plat thereof recorded in Plat Book 126 page 76 of the St. Louis County Records as established by instrument recorded August 2, 1991 in Book 9055 page 431.

PARCEL 17: Declaration of Easement executed by EDJ Leasing Co., L.P., a Missouri Limited Partnership over part of Lots 1 and 2 of the Resubdivision of Lot "W" of the Resubdivision of Lot J of PROGRESS WEST PLAT NO. 2 according to the plat thereof recorded in Plat Book 188 page 34 of the St. Louis County Records as established by instrument recorded August 2, 1991 in Book 9055 page 441.

































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                            EXHIBIT B

A tract of land being Lot 1 of "Community Federal Subdivision", a subdivision according to the plat thereof recorded in Plat Book 240 page 75 of the St. Louis County Records, in Sections 27 and 34, Township 45 North-Range 5 East, St. Louis County, Missouri and being more particularly described as:

Beginning at the Northwest corner of said Lot 1 of "Community Federal Subdivision"; said point being also the Southwest corner of Lot 2 of said subdivision; thence Eastwardly and Northwardly along the line dividing Lots 1 and 2 South 89 degrees 17 minutes 50 seconds East 1111.06 feet and North 00 degrees 42 minutes 41 seconds East 10.00 feet to a point in the North line of said Lot 1; thence Eastwardly along said North line of Lot 1 South 89 degrees 15 minutes 08 seconds East 178.36 feet to a point in the West line of Ballas Road as widened; thence Southwardly along said West line of Ballas Road South 00 degrees 42 minutes 41 seconds West 380.81 feet to a point in the North line of property conveyed to Reproco, Inc., as described in the deed recorded in book 6562, page 2239 of the St. Louis County Records; thence along the boundary line of said Reproco, Inc. property North 89 degrees 16 minutes 29 seconds West 288.00 feet, and South 00 degrees 28 minutes 31 seconds West 99.57 feet to a point in the North line of Manchester Road, as widened; thence along the right-of-way line of Manchester Road, as widened, the following courses and distances; North 89 degrees 16 minutes 29 seconds West
178.49 feet, North 88 degrees 18 minutes 59 seconds West
94.01 feet North 30 degrees 34 minutes 38 seconds West
114.69 feet, North 89 degrees 16 minutes 29 seconds West
60.00 feet, South 36 degrees 25 minutes 32 seconds West
117.60 feet, North 89 degrees 16 minutes 29 seconds West
55.47 feet, along a curve to the left whose radius point bears South 00 degrees 43 minutes 31 seconds West 867.90 feet from the last mentioned point, a distance of 346.38 feet, South 67 degrees 51 minutes 31 seconds West 80.21 feet, North 22 degrees 08 minutes 29 seconds West 61.02 feet, South 88 degrees 12 minutes 27 seconds West 34.28 feet, and South 67 degrees 51 minutes 31 seconds West 17.15 feet to a point in the East line of J. J. Kelly Memorial Drive, 60 feet wide; thence Northwardly along said East line, being also along the West line of aforesaid Lot 1 of "Community Federal Subdivision" North 00 degrees 28 minutes 18 seconds East 146.83 feet and North 00 degrees 41 minutes 41 seconds East 370.44 feet to the point of beginning according to a survey by Volz Engineering & Surveying, Inc. dated July 14, 1992.






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